SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934, as amended.

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

            Preliminary Proxy Statement  [ ]

            Confidential for Use of the Commission only(as permitted by
             Rule 14a-6(e)(2) [ ]
            Definitive Proxy Statement [X]

                  Definitive Additional Materials [ ]

                  Soliciting Material Pursuant to ss.ss. 240.14a-12 [ ]

                             1-800-FLOWERS.COM, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1)  Title of each class of securities to which transaction applies:

            (2)  Aggregate number of securities to which transactions applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)  Proposed maximum aggregate value of transaction:

            (5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)  Amount Previously Paid:

            (2)  Form, Schedule or Registration Statement No.:

            (3)  Filing Party:

            (4)  Date Filed:

                             1-800-FLOWERS.COM, INC.

                              One Old Country Road
                           Carle Place, New York 11514

                    Notice of Annual Meeting of Stockholders

                                December 3, 2009

     The Annual Meeting of Stockholders (the "Annual Meeting") of 1-800-FLOWERS.COM, Inc. (the "Company") will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the "Meeting Place"), on Thursday, December 3, 2009 at 9:00 a.m. eastern standard time, or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

          (1) To elect three Directors to serve until the 2012 Annual Meeting or until their respective successors shall have been duly elected and qualified;

          (2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 27, 2010;

          (3) To reapprove the 2003 Long Term Incentive and Share Plan, as amended and restated as of October 22, 2009;

          (4) To approve the Section 16 Executive Officers Bonus Plan, as amended and restated as of October 22, 2009; and

          (5) To transact such other matters as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on October 8, 2009 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. If you received a copy of the proxy materials by mail, you may sign, date and mail the proxy card in the envelope provided. Any stockholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                              By Order of the Board of Directors


                                              /s/ Gerard M. Gallagher
                                              ----------------------------------
                                              Gerard M. Gallagher
                                              Corporate Secretary
Carle Place, New York
October 23, 2009

YOUR VOTE IS EXTREMELY IMPORTANT. YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY COMPLETE, SIGN AND RETURN THE PROXY CARD BY MAIL.

                             1-800-FLOWERS.COM, INC.
                                 PROXY STATEMENT

                                October 23, 2009

     This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the "Company") as of October 8, 2009 (the "Record Date") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the "Meeting Place"), on Thursday, December 3, 2009 at 9:00 a.m. eastern standard time or any adjournment thereof.

     In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to every stockholder, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you may not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy by telephone or over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive proxy materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

     The Securities and Exchange Commission's rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. at 1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices, proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

     Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, "FOR" the ratification of the appointment of Ernst & Young LLP, as the Company's independent registered public accounting firm, for the fiscal year ending June 27, 2010, "FOR" the reapproval of the 2003 Long Term Incentive and Share Plan, as amended and restated as of October 22, 2009, and "FOR" the approval of the Section 16 Executive Officers Bonus Plan as amended and restated on October 22, 2009; and will be voted in accordance with the discretion of the person appointed as proxy with respect to other matters which may properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     The Annual  Report of the Company  (which does not form a part of the proxy
solicitation   materials)   is  being  made   available   on   www.proxyvote.com
concurrently herewith to stockholders.

     The mailing address of the principal executive office of the Company is One Old Country Road, Suite 500, Carle Place, New York 11514. It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about October 23, 2009. The proxy statement and form of proxy relating to the 2009 Annual Meeting is first being made available to stockholders on or about October 23, 2009.

                                VOTING SECURITIES

     The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the "Class A Common Stock"), and its Class B common stock, par value $0.01 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval. At the Annual Meeting, each stockholder of record at the close of business on October 8, 2009 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 8, 2009 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 8, 2009, 26,616,835 shares of Class A Common Stock and 36,858,465 shares of Class B Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

                                METHODS OF VOTING

     Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

       o    By Telephone -- You can vote by telephone by calling 1.800.690.6903

       o By Internet -- You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

       o By Mail -- If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.


     Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on December 2, 2009.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Class I Directors of the Company to serve until the 2012 Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominee. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.

     Pursuant to the Company's Third Amended and Restated Certificate of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms or until their respective successors are duly elected and qualified. The Board of Directors currently consists of nine members, three of whom are Class I Directors and each of whose term expires at the Annual Meeting. Each of such Class I Directors is a nominee for election. The nominees for Class I Directors are Messrs. Lawrence Calcano, James Cannavino and Jeffrey C. Walker. The Class II Directors are Messrs. John J. Conefry, Jr., Leonard J. Elmore and Ms. Jan L. Murley, whose terms expire at the 2010 Annual Meeting. The Class III Directors are Messrs. James F. McCann, Christopher G. McCann and Larry Zarin, whose terms expire at the 2011 Annual Meeting. At each Annual Meeting, the successors to the Directors whose terms have expired are elected to serve from the time of their election and qualification until the third Annual Meeting following their election or until a successor has been duly elected and qualified. The Company's Third Amended and Restated Certificate of Incorporation authorizes the removal of Directors under certain circumstances.

     The affirmative vote of a plurality of the Company's outstanding common stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors.

Information Regarding Nominees for Election as Directors (Class I Directors)

     The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the three nominees during the last five years has been furnished to the Company by such nominee.

     Jeffrey C. Walker, age 54, has been a Director of the Company since February 1995. Immediately prior to his retirement in December 2007, Mr. Walker served as the Chairman of CCMP Capital Advisors, LLC, a private equity firm, from August 2006. Prior thereto and from 1988 he was the Managing Partner of JPMorgan Partners, the private equity group of J.P. Morgan Chase & Co. and a General Partner thereof from 1984. He was also a vice chairman of J.P. Morgan Chase & Co. Mr. Walker is the Chairman of Millennium Promise, a non-profit organization dedicated to ending extreme poverty, hunger and disease and is an Executive in Residence at the Harvard Business School. Mr. Walker is also a Director of several private companies.

     James Cannavino, age 65, has been a Director of the Company since June 2007. Mr. Cannavino has been Chairman of the Board of Direct Insite since 2000 and was appointed Chief Executive Officer in December 2002. Direct Insite is a global provider of financial supply chain automation across procure-to-pay and order-to cash business processes. From September 1997 through April 2000, he was elected non-executive Chairman of Softworks, Inc. (a wholly owned subsidiary of Direct Insite, formerly Computer Concepts), which went public and was later sold to EMC. Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of Cybersafe, Inc., a company specializing in network security. Prior to Cybersafe, Mr. Cannavino was hired as President and Chief Operating Officer of Perot Systems Corporation. In 1996 he was elected to serve as Chief Executive Officer through July 1997. Prior to Perot Systems, Mr. Cannavino worked at IBM in a career that spanned thirty years beginning in 1963. Mr. Cannavino presently serves on the Boards of the National Center for Missing and Exploited Children and The International Center for Missing and Exploited Children. He is the immediate past chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on that board.

     Lawrence Calcano, age 46, has been a Director of the Company since December 2007. Mr. Calcano is the founder and Chief Executive Officer of Calcano Capital Advisors, Inc., an advisory and investment firm focusing on the broad technology industry, established in June 2007. From 1990 to June 2007, Mr. Calcano was employed by Goldman, Sachs & Co, most recently serving as the co-head of the firm's Global Technology Banking Group from 2002 until June 2007 and as the Co-COO of that group from 1997 to 2002. Mr. Calcano has deep domain knowledge and deal experience across all of the sub-sectors of technology, including software, the internet, communications equipment, service and semiconductors, having worked on many transactions within all of these sectors. Mr. Calcano was previously a Director of the Company from July 1999 to December 2003.

  THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. CALCANO, CANNAVINO AND WALKER AS CLASS I DIRECTORS TO SERVE IN SUCH CAPACITY
                         UNTIL THE 2012 ANNUAL MEETING.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THIS ANNUAL MEETING

     The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at this Annual Meeting has been furnished to the Company by such Director.

     James F. McCann, age 58, has served as the Company's Chairman of the Board and Chief Executive Officer since inception. Mr. McCann has been in the floral industry since 1976 when he began a retail chain of flower shops in the New York metropolitan area. Mr. McCann is a member of the Board of Directors of Lottomatica S.p.A. and Willis Holdings Group. James F. McCann is the brother of Christopher G. McCann, a Director and the President of the Company.

     Christopher G. McCann, age 48, has been the Company's President since September 2000 and prior to that had served as the Company's Senior Vice President. Mr. McCann has been a Director of the Company since inception. Mr. McCann is a member of the Board of Trustees of Marist College. Christopher G. McCann is the brother of James F. McCann, the Company's Chairman of the Board and Chief Executive Officer.

     John J. Conefry, Jr., age 65, has been a Director of the Company since October 2002. Mr. Conefry is Vice Chairman of the Board of Directors of Astoria Financial Corporation and its wholly-owned subsidiary, Astoria Federal Savings, since September 1998. He formerly served as the Chairman of the Board and CEO of Long Island Bancorp and The Long Island Savings Bank from September 1993 until September 1998. Prior thereto, Mr. Conefry was a Senior Vice President of Merrill Lynch, Pierce, Fenner & Smith, Inc., where he served in various capacities, including Chief Financial Officer. Mr. Conefry was a partner in the public accounting firm of Deloitte & Touche, LLP (formerly, Deloitte Haskins & Sells). Mr. Conefry serves on the board of St. Vincent's Services and Wheel Chair Charities, Inc., among others.

     Leonard J. Elmore, age 57, has been a Director of the Company since October 2002. Mr. Elmore was a Partner with the law firm of Dreier LLP in its New York City headquarters from September 2008 until February 2009. Prior to his employment with Dreier LLP in September, 2008, Mr. Elmore served as Senior Counsel with Dewey & LeBoeuf from October 2004 until March 2008. Prior thereto, Mr. Elmore served as the President of Test University, a leading provider of internet-delivered learning solutions for pre-college students, from 2001 to 2003. Mr. Elmore has served on the Board of Directors of Lee Enterprises, Inc. since February, 2007 and is currently a member of their Audit Committee. Mr. Elmore continues to fulfill his commitment to public service as a Trustee on the University of Maryland Board of Trustees, and a Commissioner on the John and James L. Knight Foundation's Knight Commission on Intercollegiate Athletics.

     Jan L. Murley, age 58, has been a Director of the Company since February 2007. Ms. Murley is currently serving as Interim President for the Company's Consumer Floral business segment since September 15, 2008. From June 30, 2008 to September 15, 2008, she rendered marketing consulting services to the Company. Ms. Murley has served as a consultant to Kohlberg Kravis Roberts & Co. (KKR) (a private equity firm) since November 2006. From October 2003 to July 2006, Ms. Murley was Chief Executive Officer and a Director of The Boyds Collection, Ltd. (a publicly traded designer and manufacturer of gifts and collectibles), which was majority-owned by KKR. Boyds filed for bankruptcy under Chapter 11 of the US Bankruptcy Code in October 2005 and emerged from Chapter 11 in June 2006 as a private company. Prior to that, she was group Vice President - Marketing of Hallmark Cards, Inc. (a publisher of greeting cards and related gifts) from 1999 to 2002. Previously, Ms. Murley was employed by Procter & Gamble for more than 20 years, with her last position being Vice President for skin care and personal cleansing products. Ms. Murley has been a Director of The Clorox Company since November 2001 and serves as a member of its Audit and Nominating and Governance Committees. She also has been a Director of Qwest Communications since December 2007 and serves as a member of its Human Resource and Compensation Committee.

     Larry Zarin, age 55, has been a director of the Company since March 2009. Mr. Zarin is Senior Vice President, Marketing and Corporate Communications for Express Scripts, a Fortune 500 company whose goal is to make the use of prescription drugs safer and more affordable. He joined Express Scripts in 1996 as president of Express Scripts Vision, a subsidiary. He remained with the subsidiary until the sale of the company in 1998, when he then joined the Express Scripts parent company. During his tenure at Express Scripts, he has taken a leading role in the successful integration of the company's numerous major acquisitions, including ValueRx, Diversified Pharmaceutical Services, NPA, CuraScript and Priority Healthcare. Before joining Express Scripts Vision, Mr. Zarin headed a St. Louis consulting firm. Mr. Zarin is also a Director of several not-for-profit organization.

Information about the Board and its Committees

     Each of our Directors,  other than Messrs.  James F. McCann and Christopher
G. McCann and Ms. Jan L. Murley, qualifies as an "independent director" as defined under the published listing requirements of the NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent Director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Board reviewed and discussed information provided by the Directors and by the Company with regard to each Director's business and personal activities as they may relate to the Company and the Company's management. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as "independent" under special standards established by NASDAQ and the U.S. Securities and Exchange Commission (the "Commission") for members of audit committees.

     The table below provides current membership and meeting information for each of the Board committees for Fiscal 2009.

Current Membership:

                                                                                  Nominating and
                                                                                     Corporate         Secondary
                                                 Audit          Compensation        Governance        Compensation
                 Directors                     Committee          Committee          Committee         Committee
----------------------------------------    --------------    ----------------   ----------------   ----------------

James F. McCann                                                                                            X
Christopher G. McCann
Jeffrey C. Walker                                X                  X*
Lawrence Calcano                                 X                                     X
Jan L. Murley
John J. Conefry, Jr.                             X*                 X                  X
Leonard J. Elmore                                                                      X*
James Cannavino                                                     X
Larry Zarin                                                         X
Total Meetings in Fiscal 2009                    6                  3                  2                    4
-------------------
*    Committee Chairperson

     Audit Committee

     The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company's independent registered public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management's procedures and policies relative to the adequacy of internal accounting controls. The Company's Board of Directors adopted a written charter for the Audit Committee in January 2000, as amended in August 2003, which outlines the responsibilities of the Audit Committee. A current copy of the charter of the Audit Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

     Each member of the Audit Committee is "financially literate" as required by NASDAQ rules. The Audit Committee also includes at least one member, John J. Conefry, Jr., who was determined by the Board to meet the qualifications of an "audit committee financial expert" in accordance with commission rules and to meet the qualifications of "financial sophistication" in accordance with NASDAQ rules. Stockholders should understand that these designations related to our Audit Committee members' experience and understanding with respect to certain accounting and auditing matters and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

     Compensation Committee

     The Compensation Committee of the Board of Directors establishes the Company's compensation philosophy and makes a final determination on all forms of compensation to be provided to the Company's Section 16 Executive Officers ("Executive Officers"), including base salary and the provisions of the Sharing Success Program under which annual incentive compensation may be awarded. In addition, the Compensation Committee administers the Company's 2003 Long Term Incentive and Share Award Plan ("2003 Plan") under which option grants, stock appreciation rights, restricted awards, performance awards and equity awards under the Company's Long Term Incentive Plan ("LTIP") may be made to Directors, officers, employees of, and consultants to, the Company and its subsidiaries. See "Named Executive Officer Compensation--Compensation Discussion and Analysis--Sharing Success Program and Long-Term Incentive Equity Awards." The Board of Directors has authorized a Secondary Committee of the Compensation Committee (the "Secondary Committee"), which consists of Mr. James F. McCann, to also review awards for all of the Company's employees, other than its Executive Officers. The Compensation Committee also makes recommendations to the Board of Directors regarding Director's compensation. The Company's Board of Directors adopted a written charter for the Compensation Committee in June 2003, which outlines the responsibilities of the Compensation Committee. A current copy of the charter of the Compensation Committee is available on our web site located at www.1800flowers.com under the Investor Relations section of the website.

     Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee is responsible for the oversight of the evaluation of the Board of Directors, including its size and composition; it reviews and reassesses the adequacy of corporate governance guidelines and practices and develops and recommends to the Board the Company's corporate governance guidelines and practices; and identifies and evaluates individuals qualified to become Board members and recommends to the Board, Director nominees for election and re-election. The Nominating and Corporate Governance Committee will consider recommendations for prospective nominees for the Board from other members of the Board, management and others, including Stockholders, and may employ third-party search firms. The Company's Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee in June 2003, which outlines the responsibilities of the Committee. A current copy of the charter of the Nominating and Corporate Governance Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

     Compensation Committee Interlocks and Insider Participation

     No interlocking relationships exist between the Board of Directors or the Compensation Committee and the Board of Directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee was an officer or employee of the Company at any time during Fiscal 2009.

Communication with Board of Directors

     The Nominating and Corporate Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company's Annual Meeting of Stockholders and governance process, including recommendations of director candidates, and makes recommendations to the Board based on such communications. Stockholders can send communications to the Board and to the non-management Directors by mail in care of the Corporate Secretary at One Old Country Road, Suite 500, Carle Place, NY 11514, Attention: Gerard M. Gallagher, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications will be forwarded to the appropriate Director or Directors for review. Any such unsolicited commercial solicitation or communication not forwarded to the appropriate Director or Directors will be available to any non-management Director who wishes to review it.

Attendance at Meetings

     During Fiscal 2009, the Board of Directors held four meetings and acted by unanimous written consent on two occasions. During Fiscal 2009, all incumbent Directors, with the exception of Mr. Walker, attended at least 75 % of the meetings of the Board of Directors and the meetings held by all committees of the Board of which they were a member. We expect the Directors to attend the Annual Meeting Meeting; all incumbent Directors attended last year's Annual Meeting of the Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires our Executive Officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. Executive Officers, Directors, and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a). Based on a review of the copies of such reports furnished to us, we believe that all
Section  16(a)  filing  requirements   applicable  to  our  Executive  Officers,
Directors and greater than 10% stockholders have been satisfied, with the exception of the following inadvertent late filings:

     The following Executive Officers and Directors each filed a late Form 4 during Fiscal 2009 relating to the granting of restricted stock and/or stock options as part of regularly scheduled grants pursuant to our employee benefit plans between 2005 and 2009: James McCann (three transactions), Christopher McCann (three transactions), Stephen Bozzo (two transactions), Gerard Gallagher (four transactions), Timothy Hopkins (two transactions), William Shea (four transactions) and David Taiclet (one transaction). The awards for NEOs had been otherwise disclosed in our proxy statements during that period.

     David Taiclet and Larry Zarin each filed a late Form 3 during Fiscal 2009, and Mark Nance filed a late Form 3 on October 15, 2009, reporting that they had become an Executive Officer during the fiscal year ended 2007, a Director during Fiscal 2009, and an Executive Officer during Fiscal 2009 respectively.

We have adopted procedures to enhance future compliance with Section 16 reporting requirements.

Compensation of Directors

                                                                                               Change in
                                                                                                Pension
                                                    Fees                                       Value and
                                                   Earned                       Non-Equity    Nonqualified
                     Annual  Committee  Committee  or Paid   Stock    Option    Incentive       Deferred
                     Cash     Meeting   Chairman   in Cash   Awards   Awards      Plan        Compensation    All Other
                    Retainer   Fees       Fees       (1)      (2)      (3)     Compensation     Earnings     Compensation   Total
Director             ($)        ($)       ($)        ($)      ($)      ($)         ($)            ($)              ($)       ($)
------------------------------------------------------------------------------------------------------------------------------------

Lawrence Calcano     12,500   15,500         0     28,000        0    15,146         0              0              0        43,146
James Cannavino      12,500   11,000         0     23,500        0    15,146         0              0              0        38,646
John J. Conefry, Jr. 12,500   19,500    10,000     42,000        0    15,146         0              0              0        57,146
Leonard J. Elmore    12,500   10,500     5,000     28,000        0    15,146         0              0              0        43,146
Jan L. Murley(4)     12,500   12,000         0     24,500    8,150         0         0              0              0        32,650
Jeffrey C. Walker    12,500    6,000     5,000     23,500        0    15,146         0              0              0        38,646
Larry Zarin               0    6,000         0      6,000        0         0         0              0              0         6,000

(1) Total Fees Earned or Paid in Cash combines the amounts in the three preceding columns.


(2)  Stock  awards  reflect  compensation  expense for  restricted  stock awards
     (RSAs) recognized for financial reporting purposes (exclusive of any assumption for forfeitures) under Statement of Financial Accounting Standards No. 123(R) for the year ended June 28, 2009. Each director named above who chose to receive restricted shares, received a grant on December 3, 2008, the date of the Company's Annual Shareholder's Meeting, of 2,500 RSAs with a grant date fair value under FAS 123R of $8,150, based on the closing price of our common stock on that date of $3.26. RSAs granted to members of the Company's Board of Directors immediately vested upon grant.


(3) Reflects compensation expense for stock option grants recognized for financial reporting purposes (exclusive of any assumption for forfeitures) under FAS 123R, for the year ended June 28, 2009. Each director named above who chose to receive stock options, received a grant on December 3, 2008, the date of the Company's Annual Shareholder's Meeting, of 10,000 options with a grant date fair value under FAS 123R of $15,146, based on the closing price of our common stock on that date of $3.26. Options granted to members of the Company's Board of Directors immediately vested upon grant. As of the end of fiscal 2009:

                  (a)      Mr. Calcano has 30,000 option awards outstanding

                  (b)      Mr. Cannavino has 20,000 option awards outstanding

                  (c)      Mr. Conefry has 45,000 option awards outstanding

                  (d)      Mr. Elmore has 65,000 option awards outstanding

                  (e)      Ms. Murley has 0 option awards outstanding

                  (f)      Mr. Walker has 10,000 option  awards
                           outstanding

                  (g)      Mr. Zarin has 0 options awards outstanding

     In fiscal 2009, non-employee members of the Company's Board of Directors received the following compensation:

          * An annual retainer of $12,500 paid to Board Members on the date of the Annual Meeting.

          * A per meeting fee (Board or Committee) of $2,500 for personal attendance and a per meeting fee (Board or Committee) of $1,000 for telephonic attendance, excluding Committee meetings held on the same day as a meeting of the full Board.

          * An annual retainer of $5,000 for each Board Committee Chairperson, except for the Audit Committee Chairperson who receives an annual retainer of $10,000. These retainers are paid on the date of the Annual Meeting

          * An annual award of 10,000 options, or, in lieu thereof, the equivalent number of RSA's based upon a 4 to 1 ratio between options and RSA's. Such options and shares, which are granted on the date of the Annual Meeting, vest immediately.

(4) Compensation information on James F. McCann, Christopher G. McCann and Jan Murley, who are Directors, as well as Executive Officers of the Company, is contained under the section titled "Executive Compensation and Other Information--Summary Compensation Table"

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following individuals were serving as Executive Officers of the Company on October 8, 2009:

Name                          Age     Position with the Company
----                          ---     -------------------------
James F. McCann............   58      Chairman of the Board and Chief Executive
                                      Officer
Christopher G. McCann......   48      Director and President
Timothy J. Hopkins.........   55      President of Madison Brands
William E. Shea............   50      Senior Vice President, Treasurer, Chief
                                      Financial Officer
Gerard M. Gallagher........   56      General Counsel, Senior Vice President of
                                      Business Affairs, Corporate Secretary
Stephen J. Bozzo...........   54      Senior Vice President and Chief
                                      Information Officer
David Taiclet..............   46      President, Gourmet Food & Gift Baskets
Jan Murley.................   58      Interim President, Consumer Floral Brands
Mark L. Nance..............   59      President, BloomNet

Information Concerning Executive Officers Who Are Not Directors

     Timothy J. Hopkins has been President of the Madison Brands division since January 2007 and prior to that served as President of Specialty Brands since joining the Company in March 2005. Immediately before joining the Company, Mr. Hopkins consulted for various retail companies after serving as Chief Executive Officer and Director of Sur La Table, Inc., a multi-channel upscale specialty retailer of gourmet culinary and serveware products where he was employed from 2001-2004. From 2000-2001 he was the CEO at LeGourmet Chef, a specialty retailer of housewares and from 1995-2000, Mr. Hopkins was President, Corporate Merchandising and Logistics Worldwide for BORDERS Group, Inc, a multi-channel retailer of books and multi-media. Before this position Mr. Hopkins held other senior level positions in the multi-channel retailing sector.

     William E. Shea has been our Senior Vice President, Treasurer and Chief Financial Officer since September 2000. Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996. From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP.

     Gerard M. Gallagher has been our General Counsel, Senior Vice President of Business Affairs and Corporate Secretary since August 1999 and has been providing legal services to the Company since its inception. Mr. Gallagher is the founder and a managing partner in the law firm of Gallagher, Walker, Bianco and Plastaras, based in Mineola, New York, specializing in corporate, litigation and intellectual property matters since 1993. Mr. Gallagher is duly admitted to practice before the New York State Courts and the United States District Courts of both the Eastern District and Southern District of New York.

     Stephen J. Bozzo has been our Senior Vice President, Chief Information Officer since May 2007. Prior to joining the Company, Mr. Bozzo served as Chief Information Officer for the International Division of MetLife Insurance Company from 2001. Mr. Bozzo's business background includes senior executive positions at Bear Stearns Inc. as Managing Director Principle, AIG as Senior Vice

President Telecommunications and Technical Services and Chase Manhattan Bank, where he was Senior Vice President Global Telecommunications.

     David Taiclet has been our President of Gourmet Food & Gift Baskets since September 2008 and prior to that served as Chief Executive Officer of Fannie May Confections Brands, Inc. from May 2006, upon our acquisition of the Company. Prior thereto and commencing in 1995, Mr. Taiclet was a co-Founder of a business that ultimately became known as Fannie May Confections Brands, Inc. (formerly Alpine Confections, Inc), a multi-branded and multi-channel retailer, manufacturer, and distributor of confectionery and specialty food products. From May 1991 to January 1995, Mr. Taiclet served in a variety of management positions with Cargill, Inc., including in the Strategy and Business Development Group. Cargill, Inc. is an international marketer, processor and distributor of food, financial and industrial products. Mr. Taiclet also served four years of active duty in the U.S. Army, attaining the rank of Captain.

     Mark L. Nance has been President of BloomNet since August 2006. Before holding his current position, Mr. Nance was a Senior Vice President, Sales and Marketing for BloomNet after joining us in December 2004. Before joining us, Mr. Nance was an Executive Vice President and General Manager with Teleflora, LLC from November 2000 until June 2004 and held various senior level positions at American Floral Services, Inc. from 1983 to 2000.

Compensation Discussion and Analysis

     Compensation Philosophy and Objectives

     This section discusses compensation to our Named Executive Officers, which consist of our Chief Executive Officer, our Chief Financial Officer and the three next most highly compensated Executive Officers of the Company as determined under the rules of the Commission (collectively, the "NEO's").

     The Compensation Committee believes that the compensation programs for its NEO's, as well as all of its Executive Officers, should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual loyalty to the Company and contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified Executive Officers through the competitive compensation packages it offers to such individuals.

     The fundamental policy of the Compensation Committee is to provide the Company's NEO's, as well as its Executive Officers, with competitive compensation opportunities based upon their contribution to the development and financial success of the Company. It is the Compensation Committee's philosophy that a significant portion of each NEO's and Executive Officer's compensation should be contingent upon the Company's financial performance. The Company also acknowledges the importance of attracting and retaining talented, motivated and success-oriented Executive Officers who share our overall corporate philosophy and will enable our Company to achieve its short and long-term goals.
Accordingly, the compensation package for each NEO and Executive Officer is comprised of three elements: (i) base salary; (ii) annual incentives and (iii) long-term incentive equity awards.

     Guiding Principles:

     o    Growth - To create an atmosphere that  encourages  superior growth and
          performance   of  the  Company  while  also   offering   personal  and
          professional growth.

     o Teamwork - To encourage executives to work together effectively and efficiently so that company goals can be fully realized.

     o Innovation - To encourage and reward creativity and innovation, including the development of new ideas and business opportunities for the Company.

     o Market competitiveness - To offer a strong, comprehensive compensation package that will enable the Company to attract and retain qualified executive talent.

     Setting Executive Compensation

     We compete for senior executive talent with many leading companies. In order to stay competitive in the marketplace, a critical component of which is the recruitment and retention of executive talent, we annually review the market competitiveness of our Executive Officer compensation programs. In connection with this review, the Compensation Committee has retained the services of Mercer (formerly Mercer Human Resource Consulting ("Mercer")) (see "Role of Compensation Consultant" below for further discussion of Mercer's role).

     When assessing the market competitiveness of our compensation programs, in addition to information provided by Mercer, we review summary third-party survey information and publicly available data relating to a specific group of companies. For our executive compensation comparisons, we consider peer companies. The peer companies include a broad range of companies in the internet retail, internet content and catalog/specialty retail sector. Members of the peer companies include: Williams-Sonoma, Inc., Tiffany & Co., Cabela's, Inc., American Greetings, Inc., Priceline.com, Inc., Monster Worldwide, Inc., EarthLink, Inc., Netflix, Inc., Orbitz Worldwide, Inc. Overstock.com, Inc., GSI Commerce Inc., ValueClick, Inc., RealNetworks, Inc., United Online, Inc., and Drugstore.com, Inc. Although the Compensation Committee compares the compensation of its Executive Officers to the compensation of similar personnel within its peer group, the Compensation Committee uses this information as a general guideline, exercising discretion in determining base salaries and equity grants and does not require that either be benchmarked against a specific level relative to its peers. The Compensation Committee also reviews the Company's recent historical compensation practices for its executives, and considers recommendations from the Chief Executive Officer and President regarding the compensation of their direct reports, who include the other NEO's.

     Elements of Compensation

     The Compensation Committee believes that we can maximize the effectiveness of our compensation program by ensuring that all program elements are working in concert to motivate and reward performance. The elements of our executive compensation program are detailed below, together with the principal factors which the Compensation Committee considers in reviewing the components of each Executive Officer's compensation package. In general, for each compensation element, these factors include: the key role each Executive Officer performs for the Company; the benefit to the Company in assuring the retention of his or her services; the performance of the Company during the past fiscal year; the competitive market conditions for executive compensation; the executive's prior year compensation; and the objective evaluation of the Executive Officer's performance. The Compensation Committee may also, however, in its discretion, apply other factors with respect to executive compensation. We believe that our executive compensation program effectively strengthens the mutuality of interests between the Executive Officers and the Company's stockholders, which results in greater company performance.

     Base Salary. The Compensation Committee views base salary as the assured element of compensation that permits income predictability. Subject to existing employment agreements and employment offer letters, our objective is to set base salary levels at the competitive norm. However, individual salaries may be above or below the competitive norm to reflect the strategic role, experience, proficiency and performance of the executive. Incumbents who have been in their positions for a longer period of time, and whose performance is superior, may be paid above the competitive norm. In addition, in the case of seasoned executives with strategic value who are newly hired into the Company, it may be necessary to pay above the competitive norm in order to attract the best candidates to the Company.

     The minimum base salaries for Messrs. J. McCann, C. McCann, and Hopkins and Ms. Murley are primarily prescribed in their employment agreements, employment offer letters or consulting agreement, as the case may be (see below for description of the employment agreements, employment offer letters and consulting agreements in the "Narrative Disclosure to Summary Compensation Table-Grants of Plan-Based Awards-Employment Agreements, Employment Offer Letters and Consulting Agreements"). Annual base salary increases for the NEO's and other Executive Officers are determined on the basis of the employment agreements (for Messrs. J. McCann, and C. McCann), as well as the following factors: the performance of the executive versus job responsibilities; the relationship between current salary and the range for the executive's level, ranges having been set based on the competitive norm in the industry; the average size of salary increase based upon the Company's financial performance; and whether the responsibilities or criticality of the position of the incumbents have been changed during the preceding year. The weight given to each of these factors may differ from individual to individual as the Compensation Committee deems appropriate. Increases for Fiscal 2009 for Messrs. J. McCann, C. McCann, Hopkins and Shea were approximately 0%, 1.4%, 2.4% and 3.7%, respectively. Ms. Murley was retained as Interim President, Consumer Floral in Fiscal 2009.


     Annual Incentive Award. Annual incentive awards play a significant role in the Company's overall compensation package for its Executive Officers. The annual incentive award for the NEO's is based upon the Company's financial performance and, in the case of Mr. Hopkins and Ms. Murley, also included brand specific financial performance. This balance supports the accomplishment of the Company's overall financial objectives and rewards the individual contributions of our NEO's. Annual incentive programs for Executive Officers support the following company objectives:

     o Communication of important goals through performance targets that are aligned with business strategies.

     o Motivation for the entire management team to work together toward a common set of goals.

     o    Reward executives on the basis of results achieved.

     o    Deliver  annual  incentive   opportunities   and  payments  through  a
          structured, performance driven, objective mechanism.

     o Deliver a competitive level of compensation that is fully competitive with industry practice.

     NEO's are eligible to receive annual incentive awards under the Company's Sharing Success Program.

     Sharing Success Program. The Sharing Success Program is intended to cover management positions, including the NEO's. Each eligible plan participant is assigned a target award (expressed as a percentage of base salary) which represents the level of incentive award the participant can expect to earn in the event all performance measures are achieved at 100% during the ensuing fiscal year. For each fiscal year, specific performance measures are established by the Compensation Committee that reflect the key strategic and business goals established by the business plan for that year. For Fiscal 2009, in the case of Messrs. J. McCann, C. McCann and Shea, the growth of Company-wide Plan EBITDA, was the performance measure selected for their annual cash incentive awards. EBITDA as used for purposes of the Sharing Success Program and the Long Term Incentive Plan ("LTIP") is defined as net income before interest, taxes, depreciation, amortization and stock based compensation expense ("Plan EBITDA"). For Mr. Hopkins and Ms. Murley, performance measures were the aggregate of: (i) the growth of both brand-specific revenue and brand-specific Plan EBITDA, and
(ii) the growth of Company-wide Plan EBITDA. The following table presents the NEO's targeted incentive award opportunity, as a percentage of their salary ("target award"), and the performance measures and relative weighting of their components for Fiscal 2009:

                                                         Weighting of Performance Measures
                                                 ---------------------------------------------------
                                   Target            Company-wide            Brand-specific
                                   Award         -------------------- ------------------------------
Name                           (% of Salary)           EBITDA           Revenue   EBITDA    Sub-total
---------------------------    -------------     -------------------- ---------- --------  -----------

James F. McCann                      100%              100%              n/a       n/a         n/a
Chairman of the Board and
Chief Executive Officer

William E. Shea                       50%              100%              n/a       n/a         n/a
Senior Vice President,
Treasurer, and Chief
Financial Officer

Christopher G. McCann                 75%              100%              n/a       n/a         n/a
Director and President

Tim Hopkins                           50%               25%            18.75%    56.25%        75%
President of Madison
Brands

Jan Murley                            (1)               25%            18.75%    56.25%        75%
Director and Interim
President Consumer
Floral

(1)  Ms. Murley's target award as per her consulting agreement was $200,000.

     When Company-wide and/or brand-specific actual results exceed or fall below performance measures, actual awards are proportionately increased or decreased from the target awards. Participants may earn no Company-wide or brand-specific bonus if the threshold performance measures are not met (defined as achievement of 70% of performance measures, resulting in a 50% pay-out of target award) and no participant may be paid an incentive award under the Sharing Success Program in excess of maximum (defined as achievement of 135% of performance measures, resulting in a 200% pay-out of target award), as presented in the table below. In addition, all participants must be actively employed at the time of payment in order to qualify for the award.


             % Achievement of                Target
               Performance                   Award
               Measures                    Multiple
          ----------------------        --------------

                   135%                      200% (max)
                   125%                      150%
                   110%                      125%
                   100%                      100%
                    85%                       75%
                    70%                       50%
              Below 70%                        0%


     For Fiscsal 2009, the Company's performance measures were a function of achieving specified increases in comparison to prior year actual performance and contemplates the impact of acquisitions and management's strategic initiatives. For Fiscal 2009, the Company-wide performance measure was as follows:
Company-wide Plan EBITDA growth in a range of 27.8%, or $17,012 mm, reflecting an expectation of EBITDA growth similar to Fiscal 2007 levels. Pertaining to Mr. Hopkins, brand-specific performance measures for Fiscal 2009 were as follows:
Madison Brands (Home and Children's Group) revenue growth of 5.3%, or $9,546 mm and Plan EBITDA growth of 197.0%, or $6,771 mm, reflecting the expected return to profitability of the Madison Brands. Pertaining to Ms. Murley, brand-specific performance measures for Fiscal 2009 were as follows: Consumer Floral revenue growth of4.9%, or $23,429 mm and Plan EBITDA growth of 8.5%, or $5,782mm, reflecting an expectation of revenue and EBITDA growth to Fiscal 2007 levels.

     The following table reflects the relationship of actual performance against the Company's performance measures and the resulting Total Payout Factor for the Company's Sharing Success Program. The performance measures range from "threshold" (the minimum achievement level of the performance measure at which an executive may earn 50% of the target award) to "maximum" (the maximum achievement level of the performance measure at which an executive may earn 200% of the target award). The Target Award Multiples are then weighted to produce a "Total Payout Factor." The Total Payout Factor is multiplied by each executive's target award percentage to produce the executive's cash bonus award. In Fiscal 2009, the Compensation Committee did not exercise any discretion in awarding cash bonus compensation under the Sharing Success Program.

                                                                                                          Calculation of
                             Performance/Payout Relationship ($'s in thousands)                       Target Award Earned
                    ------------------------------------------------------------------- --------------------------------------------
                          Threshold                Target                 Maximum                                              Total
                    ---------------------  ----------------------  --------------------                  Target               Payout
                    Performance   Payout   Performance   Payout    Performance   Payout   Actual         Award     Weighting  Factor
Performance Metric   Measures       %       Measures       %        Measures       %    Performance(2)  Multiple   of Result     %
------------------  ----------- ---------  ------------ ---------  ------------ ------- -------------- ----------- ---------- ------
Company-wide
Performance
Measures
 EBITDA Growth (1)    $11,908        50%      $17,012      100%        $22,966    200%       ($28,311)         0%        100%    0%

Brand-specific
Performance
Measures
Consumer Florals
 Revenue Growth       $16,400        50%      $23,429      100%        $31,629    200%       ($74,718)         0%         25%    0%
 EBITDA Growth          4,047        50%        5,782      100%          7,806    200%       ($23,065)         0%         75%    0%
                                                                                                                               -----
                                                                                                                                 0%
Madison Brands
 Revenue Growth        $6,682        50%       $9,546      100%        $12,887    200%       ($36,435)         0%         25%    0%
 EBITDA Growth         $4,740        50%       $6,771      100%         $9,141    200%        ($3,423)         0%         75%    0%
                                                                                                                               -----
                                                                                                                                 0%

(1) Actual performance for EBITDA growth are computed exclusive of the impact of acquisitions/dispositions.
(2) Actual performance was below the 70% threshold performance measure.

     During Fiscal 2009, the Company-wide Total Payout Factor was 0%. The Company-wide Total Payout Factor for Fiscal 2008, 2007, 2006 and 2005 was 0%, 75%, 0%, 34% of the target award, respectively.

     Long-Term Incentive Equity Awards. In order to structure a long term incentive program for the Company's Executive Officers that would tie a significant portion of their compensation to the profitability of the Company, the Compensation Committee consulted with Mercer to evaluate its long term incentive program. All award grants are designed to align the interests of each Executive Officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

     The grant of an award is set at a level intended to create a meaningful incentive based in part on the Executive Officer's and NEO's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, and the individual's personal performance in recent periods. The Compensation Committee also takes into account the number of awards held by the Executive Officer in order to maintain an appropriate level of incentive for that individual. The Compensation Committee has the authority to review extraordinary events that impact on the Company's performance and may adjust the calculation of an award by taking into account the effect of any such extraordinary events. The Compensation Committee did not exercise such authority in Fiscal 2009.

     The NEO's were granted a target number of performance shares in Fiscal 2009 under our LTIP. The number of shares ("target shares") granted in the Fiscal 2009 LTIP (for performance in Fiscal Years 2009 through 2011) ("LTIP 2009") for Messrs. J. McCann, C. McCann, Hopkins, and Shea and Ms. Murley were 112,500, 112,500, 25,000, 25,000 and 0, respectively. These target shares are earned if the Company achieves 100% of its targeted financial performance over the three year period subsequent to the grant. The number of target shares actually earned will be based on actual cumulative performance results over the three year period against the below mentioned pre-established financial measures. For LTIP 2009, the Compensation Committee selected Company-wide Plan EBITDA as the basis for its performance measure. For LTIP 2009, the Compensation Committee established a range of award payouts (from a threshold of 50% of target shares (upon attaining EBITDA of $203 million) to a target of 100% of target shares
(upon  attaining  EBITDA of $239  million) to a maximum of 150% of target shares
(upon attaining EBITDA of $275 million)) that are directly related to the percentage of the financial performance measure achieved. For LTIP 2009, the Company currently expects to achieve 0% of its pre-established financial measure. The number of shares granted under LTIP 2009 that are based upon time vesting for Messrs. J. McCann, C. McCann, Hopkins, and Shea and Ms. Murley were 37,500, 37,500, 25,000, 25,000 and 0, respectively. These shares vest on the third anniversary of the grant date.

     In accordance with the Company's compensation philosophy and in an effort to retain its Executive Officers and key talent, the Board of Directors approved a stock award grant in May 2009. Due to the economic environment, the goals that were set for the LTIP plans for fiscal 2007 through 2009 were no longer achievable and therefore the awards that could have been granted under those plans are not attainable. See "Outstanding Equity Awards at Fiscal Year End" below.

Executive Benefits

     The Company's NEO's, except for Ms. Murley, are eligible for the same level and offering of benefits made available to other employees, including our 401(k) Profit Sharing Plan (which includes a discretionary annual Company contribution), health care plan and other welfare benefit programs. We do not currently maintain any qualified or nonqualified defined benefit pension plans or nonqualified deferred compensation plans for our NEO's, except for the Nonqualified Supplemental Deferred Compensation Plan discussed below.

     During Fiscal 2009, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance based bonus. The Company will match 50% of the deferrals made by each participant during the applicable period, up to a maximum of $2,500. The participants are vested in the Company's contributions based upon years of participation in the Plan. Distributions will be made to participants upon termination of employment or death in a lump sum, unless installments are selected.

Perquisites

     We do not routinely provide any significant perquisites to our NEO's. Except for Messrs. J. McCann and C. McCann's perquisite which is disclosed in the Summary Compensation Table, the value of perquisites to each other NEO in Fiscal 2009 did not exceed $10,000.

Severance/Change of Control

     We do not maintain any severance or change of control plans or agreements. However, pursuant to the terms of employment agreements, employment offer letters and incentive plans, certain NEO's are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change in control. See "Potential Payments upon Termination and Change in Control" below.

Management's Role in Setting Executive Compensation

     Although the Compensation Committee of the Board of Directors establishes the Company's compensation philosophy and makes the final determinations on all compensation paid to our Executive Officers, the Chief Executive Officer and President work closely with the Senior Vice President of Human Resources to develop compensation programs and policies and make recommendations regarding annual adjustments to the Executive Officers' salaries and incentive award opportunities (other than their own compensation).

Role of Compensation Consultant

     The Compensation Committee has retained the services of Mercer to provide specialized information and targeted research to assist us in the development of compensation and retention strategies. Mercer provides general assistance to our Senior Vice President of Human Resources and the Compensation Committee and does not perform any other services for the Company. For Fiscal 2009, Mercer's services were in advising the Compensation Committee on the development of its LTIP 2009, a review of the compensation for the Chief Executive Officer and President, and advising the Company with respect to the May 2009 stock award grant. Mr. J. McCann did not participate in discussions with Mercer in Fiscal 2009, but Mr. C. McCann did discuss with Mercer their recommendation for LTIP 2009.

Compensation Deductibility Policy
---------------------------------

     A federal income tax deduction will generally be available for annual compensation in excess of $1 million paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) of a public corporation only if such compensation is "performance-based" and complies with certain other tax law requirements. The 2003 Long Term Incentive and Share Award Plan and the Section 16 Executive Officers Bonus Plan contain certain provisions which are intended to ensure that any compensation deemed paid in connection with the granting of Awards or bonus compensation will qualify as performance-based compensation. Although our policy is to maximize the deductibility of all executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible under Section 162(m) of the Code when it is in the best interests of the Company to do so.

Compensation Committee Report
-----------------------------

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company's filings pursuant to the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in such filings.

                                 Compensation Committee

                                 Jeffrey Walker, Chairman
                                 James Cannavino
                                 Larry Zarin

Notwithstanding any Commission filing by the Company that includes or incorporates by reference other commission filings in their entirety, this Compensation Committee Report shall not be deemed to be "filed" with the Commission except as specifically provided otherwise therein.

Summary Compensation Table

     Set forth below is summary compensation information for each person who was
(1) at any time during fiscal 2009 our Chief Executive Officer or Chief Financial Officer and (2) at June 28, 2009, one of our three most highly compensated Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer.

Summary Compensation Table

                                                                                          Change In
                                                                                           Pension
                                                                                          Value and
                                                                                         Nonqualified
                                                                         Non-Equity        Deferred
Name and                                         Stock      Option     Incentive Plan    Compensation    All Other
Principal                     Salary   Bonus   Awards (2)  Awards (3)  Compensation (4)    Earnings     Compensation (5)     Total
Position             Year      ($)      ($)      ($)         ($)            ($)              ($)              ($)             ($)
------------------- -------- -------- ------- ----------- ------------ ----------------- -------------- ----------------- ----------
James F.MCCann       2009     975,000      0   (286,821)   95,913.05              0                0          16,524         800,616
Chairman Of          2008     975,000      0    396,871      195,253              0                0          15,075       1,582,198
the Board and        2007     975,000      0    372,304     282,136         548,438                0           6,237       2,184,115
Chief Executive
Officer

William E. Shea      2009     312,455      0    (29,554)     32,938               0                 0          1,500         317,339
Senior Vice          2008     301,200      0    104,563      38,916               0                 0          1,500         446,179
President,           2007     289,990      0     88,566      79,202          87,095                 0            750         545,603
Treasurer, and
Chief Financial
Officer

Christopher G.       2009     680,698      0   (308,120)    250,418               0                  0        18,141         641,137
McCann               2008     671,177      0    362,964     373,695               0                  0        12,878       1,420,714
Director and         2007     615,570      0    351,014     505,035         232,056                           11,993       1,715,668
President

Jan L. Murley (6)    2009     411,346      0      8,150           0               0                  0             0         419,496
Director and ,       2008           -      -          -           -               -                  -             -               -
Interim President,   2007           -      -          -           -               -                  -             -               -
Consumer Floral


Timothy J.           2009     382,752      0    (49,462)    163,601               0                  0             0         496,891
Hopkins              2008     373,846      0    104,223     163,601               0                  0             0         641,670
President            2007     366,490      0    117,243     163,601          80,391                  0             0         727,725
of Madison
Brands

--------------------

(1)  The titles included in this column are as of June 28, 2009.

(2) Stock Awards include compensation expense for restricted stock awards recognized for financial reporting purposes (exclusive of any assumption for forfeitures) under SFAS 123R, for the years ended June 28, 2009, June 29, 2008 and July 1, 2007, respectively. These award fair values have been determined based on the assumptions set forth in Note 11, "Stock Based Compensation", in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2009. Additional information about the awards reflected in this column is set forth in the footnotes to "Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End" tables below.

(3) Option Awards include compensation expense for outstanding stock option awards recognized for financial reporting purposes (exclusive of any assumption for forfeitures) under SFAS 123R, for the years ended June 28, 2009, June 29, 2008 and July 1, 2007, respectively. These award fair values have been determined based on the assumptions set forth in Note 11, "Stock Based Compensation", in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2009. Additional information about the awards reflected in this column is set forth in the footnotes to "Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End" tables below.
(4) Non-Equity Incentive Plan Compensation represents cash bonuses under our Sharing Success Program described under "Compensation Discussion and Analysis-Elements of Compensation-Annual Cash Incentive." The annual cash bonuses for performances related to, and recorded as compensation expense during Fiscal 2007, were paid during the first quarter of fiscal year 2008. There were no cash bonuses for performance for Fiscal 2008 and Fiscal 2009.
(5) Other annual compensation in the form of perquisites and other personal benefits consists of the Company's contribution to a Qualified 401(K) Plan ($1,500 in Fiscal 2009 and Fiscal 2008 and $750 in Fiscal 2007), except for Mssrs. James McCann and Christopher McCann, whose compensation also consists of the personal use of a company car, which is calculated by allocating the costs of operating the car between personal and business use. The cost of operating the car is allocated to personal use on the basis of miles driven for personal use to total miles driven. Perquisites and other personal benefits for Mr. James McCann for Fiscal 2009 also includes $1,250 of Company contributions to a Nonqualified Supplemental Deferred Compensation Plan.
(6) Ms. Murley, a Director of the Company since 2007, began serving as Interim President, Consumer Floral during Fiscal 2009. Amounts reported in the table above represent compensation for Ms. Murley in her role as Interim President. Refer to Compensation of Directors' table for amounts received by Ms. Murley in her role as Director.

Grants of Plan-Based Awards

     The following table sets forth summary information regarding all grants of plan-based awards made to our NEO's for the fiscal year ended June 28, 2009. The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section above.

                                            Estimated Future Payouts        Estimated Future Payouts
                                           Under Non-Equity Incentive       Under Equity Incentive
                        Compensation             Plan Awards (2)               Plan Awards (3)
                         Committee      --------------------------------- ---------------------------
           Grant         Approval        Threshold  Target   Maximum      Threshold   Target     Maximum
Name       Date          Date (1)          ($)        ($)      ($)           (#)      (#)         (#)
---------- ----------- ---------------- ---------- --------- ------------ ---------- ---------- ----------
                                         487,500    975,000   1,950,000
James F.    10/27/2008    9/19/2008                                         56,250     112,500    168,750
McCann
Chairman
of the Board
and Chief
Executive
Officer

William E.                                78,599    157,198     314,397
Shea        10/27/2008    9/19/2008                                         12,500     25,000      37,500
Senior Vice
President,
Treasurer,
and Chief
Fianancial
Officer

Christopher                              255,262    510,523   1,021,047
G. McCann   10/27/2008    9/19/2008                                         56,250    112,500     168,750
Director
and President

Jan L.                                    90,000    180,000     360,000
Murley      10/27/2008    9/19/2008                                              0          0           0
Director and
Interim
President,
Consumer
Floral

Timothy J.                               96,094     192,187     384,375
Hopkins     10/27/2008    9/19/2008                                         12,500     25,000      37,500
President
of Madison
Brands
-----------------------------------------------------------------------------------------------------------------------------------
                                         All Other     All Other
                                         Stock Awards: Option Awards:   Exercise or     Closing      Grant Date
                        Compensation     Number of     Number of        Base Price   Market Price    Value Of Stock
                         Committee       Shares of     Securities       of Option      Per Share     and Option
            Grant         Approval        Stock or     Underlying          Awards     on Grant Date   Awards (1)
Name        Date          Date (1)        Units (#)     Options (#)      ($/sh) (4)     ($/sh) (4)     ($) (5)
---------- ------------ ---------------- -------------- --------------- ------------- -------------- -------------
James F.    10/27/2008     9/19/2008                                                                      513,000
McCann        5/5/2009     4/27/2009          37,500                                                      171,000
Chairman      5/5/2009     4/27/2009         112,055                                                      348,491
of the                                                    224,109             3.11        3.64            380,403
Board and
Chief
Executive
Officer

William E.
Shea        10/27/2008    9/19/2008                                                                       114,000
Senior Vice   5/5/2009    4/27/2009           25,000                                                      114,000
President,    5/5/2009    4/27/2009           42,799                                                      133,105
Treasurer,                                                 85,599             3.11        3.64            145,296
and Chief
Fianancial
Officer

Christopher
G. McCann   10/27/2008    9/19/2008                                                                       513,000
Director      5/5/2009    4/27/2009           37,500                                                      171,000
and           5/5/2009    4/27/2009          112,055                                                      348,491
President                                                 372,429             3.11        3.64            632,161

Jan L.
Director    10/27/2008    9/19/2008                                              0           0                  0
and
Interim
President,
Consumer
Floral



                                       22

Timothy J.
Hopkins     10/27/2008    9/19/2008                                                                       114,000
President                                     25,000                                                      114,000
of Madison
Brands

(1) The date of grant for each award is established by the Compensation Committee during a meeting, or by written action without a meeting, on or prior to the date of the grant. Pursuant to the guidelines adopted by the Compensation Committee, grants become effective as of the first trading day of the open trading window after public disclosure of quarterly financial information.

(2) The amounts in this column represent the threshold, target and maximum payout under non-equity performance based incentive programs for fiscal year 2009, as approved by the Compensation Committee in September 2008, as described in the Compensation Discussion and Analysis. As noted in the Fiscal 2009 Summary Compensation Table, above, neither the Company-wide, nor in the cases of Mr. Hopkins and Ms. Murley, the brand-specific, threshold non-equity incentive plan performance measures were achieved, and therefore, there was no payout related to Fiscal 2009 performance.

(3) The amounts in this column represent the threshold, target and maximum three-year performance share awards as established under the fiscal year 2009 LTIP by the Compensation Committee in October 2008, as described in the Compensation Discussion and Analysis. The amounts reported in the last column represent the fair value as of the date the targets were set, computed in accordance with FAS 123(R), assuming that 100% of the target number of shares will be earned. Related amounts disclosed in the Fiscal 2009 Summary Compensation Table, above, represent the fair value of awards, adjusted for estimated attainment, computed in accordance with FAS 123(R). See Note 11, "Stock Based Compensation," in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for an explanation of the methodology and assumptions used in the FAS 123(R) valuations.

(4) Pursuant to the approval of the Compensation Committee on April 27, 2009, the equity awards were granted at the opening price of its Class A Common Stock on the third day after the release of our quarterly financial results.

(5) The amounts in this column represent the fair value of the stock and option awards as determined in accordance with SFAS 123R. These fair values have been determined based on the assumptions set forth in Note 11, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2009.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements, Employment Offer Letters and Consulting Agreements

     Mr. James F. McCann's employment agreement became effective as of July 1, 1999. The agreement provides for a five year term, with such term extended for one additional year on each anniversary of the effective date of the agreement, unless either the Company or Mr. J. McCann provides at least 180 days notice that such term will not be further extended. Under the terms of the employment agreement, Mr. J. McCann is entitled to a minimum annual salary of $1,000,000, with annual 10% increases during the term. However, the Compensation Committee had recommended that Mr. J. McCann receive, and Mr. J. McCann accepted, a base salary of $975,000 for Fiscal 2009 in order to enable the Company to comply with
Section 162(m) of the IRS Code of 1986 ("Section 162(m)"), as amended, which was enacted into law in 1993 and he has waived his 10% increase for Fiscal 2010. Mr.
J. McCann is eligible to participate in the Company's stock incentive plans, as well as other bonus, incentive or benefits plans, and is provided medical, health and dental insurance coverage for himself and his dependents.

     Mr. Christopher G. McCann's employment agreement became effective as of July 1, 1999. The agreement provides for a five year term, with such term extended for one additional year on each anniversary of the effective date of the agreement, unless either the Company or Mr. C. McCann provides at least 180 days notice that such term will not be further extended. Under the terms of the employment agreement, Mr. C. McCann is entitled to a minimum annual salary of $250,000, with annual 10% increases during the term. Mr. C. McCann's annual salary for Fiscal 2009 was $680,698 and he has waived his 10% increase for Fiscal 2010. Mr. C. McCann is eligible to participate in the Company's stock incentive plans, as well as other bonus, incentive or benefits plans, and is provided medical, health and dental insurance coverage for himself and his dependents.

     Under their employment agreements, Messrs. J. McCann and C. McCann are each restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for good cause. Each of these executives is also bound by confidentiality provisions, which prohibit the executive from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

     The terms of Timothy J. Hopkins' "at will" employment are detailed in an offer letter dated February 9, 2005 and amended on July 20, 2009. Under the terms of the offer letter, Mr. Hopkins is entitled to an annual salary of $350,000, such salary to be reviewed annually for merit increases. For Fiscal 2009, Mr. Hopkins' annual base salary was $384,275. Mr. Hopkins is eligible to participate in the Company's stock incentive and bonus plans, as well as the Company's benefit plans including medical, dental, life insurance, disability and 401(k) plans. Mr. Hopkins also is a party to a Confidentiality and Non-Compete Agreement, which provides for a post-termination non-compete period for the longer of (i) one year following Mr. Hopkins' cessation of employment with the Company or (ii) the period of one year following the last payment of any severance compensation pay-out to Mr. Hopkins.

     The terms of Jan L. Murley's consulting agreement are detailed in the Consulting Agreement dated September 15, 2008 between Ms. Murley and the Company. Under the terms of her Agreement, Ms. Murley is entitled to $15,384.62 on a bi-weekly basis, however, Ms.Murley voluntarily accepted a 10% decrease in her consulting fees effective January 1, 2009. Ms. Murley is eligible to participate in the Company's stock incentive and bonus plans but she does not participate in any of the Company's other benefit plans. Ms. Murley also is a party to a Confidentiality and Non-Compete Agreement, which provides for a post-termination non-compete period for the shorter of (i) the time that the Consulting Agreement is in effect or (ii) one year following cessation of engagement with the Company.

Long Term Incentive Plan

     For a description of our LTIP, please see the "Compensation, Discussion and Analysis-Long Term Incentive Equity Awards" section above.

Outstanding Equity Awards at Fiscal Year-End

     The  following   table  sets  forth  summary   information   regarding  the
outstanding equity awards at June 28, 2009 granted to each of the Company's Named Executive Officers.

                                                 Option Awards                                         Stock Awards
                             -----------------------------------------------------  ------------------------------------------------
                                                                                                                           Equity
                                                                                                               Equity     Incentive
                                                                                                              Incentive     Plan
                                                                                                                Plan       Awards:
                                                                                                               Awards:    Market or
                                                                                                              Number of    Payout
                                                                                                              Unearned    Value of
                                                                                                   Market      Shares,    Unearned
                                                                                                    Value       Units,     Shares,
                             Number of    Number of                                 Number of     of Shares       or        Units
                             Securities   Securities                                 Shares or       or         Other      or Other
                             Underlying   Underlying                                 Units of     Units of      Rights      Rights
                 Option or   Unexercised  Unexercised   Option                      Stock That   Stock That      That        That
                   Award       Options      Options     Exercise       Option        Have not     Have Not     Have Not    Have Not
                   Grant     Exercisable  Unexercisable   Price       Expiration      Vested     Vested (1)     Vested    Vested (1)
Name               Date          (#)          (#)       ($/Option)        Date           (#)          (#)         (#)        (#)
---------------------------- ------------ ------------- ------------ -------------  ------------ ------------ ----------- ----------
                                           Stock Options                               Restricted Stock         Performance Awards

James F.        12/17/1999       39,810           0        12.44      12/17/2009(2)
McCann            8/2/2001       82,730           0        11.58        8/2/2011(2)
Chairman         1/11/2002      200,000           0        12.87       1/11/2012(2)
of the           9/23/2002      200,000           0         6.42       9/23/2012(3)
Board            3/24/2003      170,148           0         6.70       3/24/2013(2)
and Chief        3/24/2003       29,852           0         6.70       3/24/2013(2)
Executive        12/2/2004       40,000      10,000         8.45       12/2/2014(2)
Officer         10/13/2005       30,000      20,000         6.52      10/13/2015(2)
                10/13/2005                                                              16,500(3)    33,165
                 9/21/2007                                                                                      100,000(4)   201,000
                10/27/2008                                                                                      112,500(5)   226,125
                10/27/2008                                                              37,500(6)    75,375
                  5/5/2009            0     224,109         3.11        5/5/2016(7)    112,055(7)   225,231

William E.        8/2/1999       25,000           0        21.00        8/2/2009(8)
Shea            12/17/1999       19,000           0        12.44      12/17/2009(2)
Senior Vice      4/20/2000       92,000           0         4.50       4/20/2010(2)
President        12/6/2000       50,800           0         3.65       12/6/2010(2)
Treasurer         8/2/2001       12,100           0        11.58        8/2/2011(2)
and Chief        1/11/2002       21,800           0        12.87       1/11/2012(2)
Financial        9/23/2002       12,300           0         6.42       9/23/2012(2)
Officer          9/23/2002      100,000           0         6.42       9/23/2012(3)
                 3/24/2003       15,000           0         6.70       3/24/2013(2)
                 12/2/2004       20,000       5,000         8.45       12/2/2014(2)
                10/13/2005       15,000      10,000         6.52      10/13/2015(2)
                10/13/2005                                                               8,250(3)    16,583
                 9/21/2007                                                                                       25,000(4)    50,250
                10/27/2008                                                                                       25,000(5)    50,250
                10/27/2008                                                              25,000(6)    50,250
                  5/5/2009            0      85,599         3.11        5/5/1016(7)     42,799(7)    86,026

Christopher G.    7/7/1999      190,462           0        21.00        7/7/2009(8)
McCann          12/17/1999       20,400           0        12.44      12/17/2009(2)
Director and     4/20/2000      195,155           0         4.50       4/20/2010(2)
President        12/6/2000      433,700           0         3.65       12/6/2010(2)
                  8/2/2001       41,365           0        11.58        8/2/2011(2)
                 1/11/2002      250,000           0        12.87       1/11/2012(2)
                 9/23/2002       38,300           0         6.42       9/23/2012(2)
                 9/23/2002      250,000           0         6.42       9/23/2012(3)
                 3/24/2003      250,000           0         6.70       3/24/2013(2)
                 12/2/2004       30,000       7,500         8.45       12/2/2014(2)
                10/13/2005      180,000     120,000         6.52      10/13/2015(2)
                 9/21/2007                                                                                      100,000(4)   201,000
                10/27/2008                                                                                      112,500(5)   226,125
                10/27/2008                                                              37,500(6)    75,375
                  5/5/2009            0     372,429         3.11        5/5/2016(7)    186,215(7)   374,292

Jan L.                   -            -           -            -               -             -            -          -             -
Murley
Director and
Interim
President,
Consumer Floral

Timothy J.       3/14/2005      160,000      40,000         7.81       3/14/2015(2)
Hopkins          9/21/2007                                                                                       20,000(4)    40,200
President       10/27/2008                                                                                       25,000(5)    50,250
Of              10/27/2008                                                              25,000(6)    50,250
Madison
Brands


     (1) Market value is based on the closing price of 1-800-Flowers.com, Inc.'s Class A Common Stock of $2.01 on June 28, 2009.

     (2) Options become exercisable at a rate of 40% after the completion of two years of service following grant date, and 20% at the completion of each year of service thereafter.

     (3) Shares will vest after the completion of four years of service following grant date.

     (4) Amounts shown represent the target number of performance shares that have been granted in Fiscal 2008 under its LTIP program. The share awards are earned if the Company achieves its targeted financial performance over the three-year period (Fiscal 2008 - Fiscal 2010) subsequent to the grant date. Actual shares earned can range from 0-150% of the target amount. (At the Company's projected earnings level, approximately 0% of the targeted award is expected to be achieved. See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)

     (5) Amounts shown represent the target number of performance shares that have been granted in Fiscal 2009 under its LTIP program. The share awards are earned if the Company achieves its targeted financial performance over the three-year period (Fiscal 2009 - Fiscal 2011) subsequent to the grant date. Actual shares earned can range from 0-150% of the target amount. (At the Company's projected earnings level, approximately 0% of the targeted award is expected to be achieved. See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)

     (6) Shares will vest after the completion of three years of service following grant date.

     (7) Options/shares become exercisable/vest at a rate of 33.3% at the completion of each year of service following grant date.

     (8) Options become exercisable at a rate of 25% at the completion of each year of service following grant date.

Option Exercises and Stock Vested

     The following table sets forth all stock option exercises and vesting of stock awards for each of the Company's Named Executive Officers during fiscal 2009, which ended on June 28, 2009.

-------------------------------------------------------------------------------------------------------------------------
                                             Option Awards                                  Stock Awards
-------------------------------------------------------------------------------------------------------------------------
                                  Number of Shares      Value Realized on     Number of Shares       Value Realized on
                                Acquired on Exercise      Exercise (1)       Acquired on Vesting        Vesting (2)
    Name                                 (#)                   ($)                   (#)                    ($)
----------------------------  ------------------------  ------------------  --------------------  -----------------------

James F. McCann                           --                    --                  67,434                 285,554
Chairman of the Board and
Chief Executive Officer

William E. Shea                           --                    --                  17,255                 67,710
Senior Vice President,
Treasurer and Chief Financial
Officer

Christopher G. McCann                     --                    --                  63,896                 274,907
Director and President

Timothy J. Hopkins                        --                    --                  26,899                 88,659
President of Madison Brands

Jan L. Murley, Director and               --                    --                   2,500                  8,150
Interim President, Consumer
Floral

--------------------------------------------------------------------------------
(1) The value realized on exercise equals the difference between the option exercise price and the market value of 1-800-Flowers.com, Inc.'s Class A Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2) The value realized on vesting equals the market value of 1-800-Flowers.com, Inc.'s Class A Common Stock on the vesting date, multiplied by the number of shares that vested.


Equity Compensation Plan Information
         The following table displays certain information regarding our equity compensation plans at June 28, 2009:

                                                                                Number of securities
                                                                               remaining available for
                                                                                future issuance under
                            Number of securities to      Weighted-average        equity compensation
                            be issued upon exercise     exercise price of         plans (excluding
                            of outstanding options,     outstanding options,    securities reflected in
                              warrants and rights       warrants and rights          column (a))

      Plan category                   (a)                      (b)                       (c)
-------------------------- -------------------------- ----------------------- --------------------------
Equity compensation
plans approved by                    8,916,672                $7.52                   1,992,249
security holders
-------------------------- -------------------------- ----------------------- --------------------------
Equity compensation
plans not approved by
security holders                             0                    0                           0
-------------------------- -------------------------- ----------------------- --------------------------
-
          Total                      8,916,672                $7.52                   1,992,249
-------------------------- -------------------------- ----------------------- --------------------------

Pension Benefits

         The Company does not maintain any defined benefit plans.

Nonqualified Deferred Compensation

     During Fiscal 2009, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance based bonus. The Company will match 50% of the deferrals made by each participant during the applicable period, up to a maximum of $2,500. Participating employees are vested in the Company's contributions based upon years of participation in the Plan. Distributions will be made to participants upon termination of employment or death in a lump sum, unless installments are selected.

Potential Payments upon Termination and Change in Control

     The Company does not have a formalized severance policy. In accordance with the Company's 2003 Long Term Incentive and Share Award Plan (the "Plan") in the event of a Change of Control, as defined in the Plan, all outstanding Awards pursuant to which a Participant may have rights the exercise of which is restricted or limited, shall automatically become fully exercisable immediately prior to the time of the Change of Control and all performance criteria and other conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the Shares subject to the Award will be entitled to participate in the Change of Control transaction.

     In addition, as disclosed in Potential Payments Upon Termination and Change in Control, certain executives within the Company have individual employment agreements or offer letters that contain negotiated provisions that trigger payments or provision of benefits upon termination or a change in control. Payment and benefit levels under the various circumstances that trigger payments or provision of benefits upon termination or a change in control for Messrs. James McCann, Christopher McCann and Hopkins were calculated and presented in accordance with the provisions of their respective employment agreements or employment offer letters. For Fiscal 2009, potential payments under the circumstances triggered upon termination or change of control did not have a material impact on the Compensation Committee's evaluation of all other elements of compensation or total compensation.

     The following table sets forth the potential payments to our NEO's under existing agreements, plans or arrangements, for various scenarios involving a change in control or termination of employment, assuming a June 28, 2009 termination date and using the closing price of the Company's Class A common stock on June 28, 2009 ($2.01). Pursuant to the terms of the Sharing Success Program, the amounts shown do not include the Non-Equity Incentive Plan Awards which were earned as of June 29, 2008. The exact amount of payments and benefits that would be provided can only be determined at the actual time of the NEO's separation from the Company.

                                                     James F. McCann
                                                                                       Triggering Event
                                                                     ---------------------------------------------------------------
                                                                                           Termination
                                                                                           Without Cause/
                                                                                            Resignation
                                                                                             for Good              Death/
                                                                                            Reason (per           Voluntary
                                                                        Change of           Employment          Resignation/
Estimated Potential Payment or Benefit                                   Control            Agreement)         or Good Cause
------------------------------------------------                     -----------------  ------------------  ------------------------
Lump sum cash severance payment (1)                                      7,375,000             7,375,000                    0
Intrinsic value of accelerated unvested stock options (2)                        0                     0                    0
Accelerated vesting of restricted shares (3)                               333,771                     0                    0
Accelerated vesting of performance shares under long-term
        incentive equity award plan (4)                                    427,125                     0                     0
Continuing health and welfare benefits for five years (5)                   38,196                38,196                     0
                                                                     -----------------  ------------------  ------------------------
        Total                                                            8,174,092             7,413,196                     0


                                                     William E. Shea
                                                                                       Triggering Event
                                                                     ---------------------------------------------------------------
                                                                                                                   Death/
                                                                                                                  Voluntary
                                                                        Change of          Termination            Resignation/
Estimated Potential Payment or Benefit                                   Control          Without Cause         or Good Cause
------------------------------------------------                     -----------------  ------------------  ------------------------
Lump sum cash severance payment (6)                                        157,198               157,198                    0
Intrinsic value of accelerated unvested stock options (2)                        0                     0                    0
Accelerated vesting of restricted shares (3)                               152,858                     0                    0
Accelerated vesting of performance shares under long-term
        incentive equity award plan (4)                                    100,500                     0                    0
Continuing health and welfare benefits for five years (5)                        0                     0                    0
                                                                     -----------------  ------------------  ------------------------
        Total                                                              410,556               157,198                    0


                                                     Christoper G. McCann
                                                                                       Triggering Event
                                                                     ---------------------------------------------------------------
                                                                                           Termination
                                                                                          Without Cause/
                                                                                           Resignation
                                                                                             for Good              Death/
                                                                                            Reason (per           Voluntary
                                                                        Change of            Employment          Resignation/
Estimated Potential Payment or Benefit                                   Control             Agreement)         or Good Cause
------------------------------------------------                     -----------------  ------------------  ------------------------
Lump sum cash severance payment (7)                                      3,903,485             3,903,485                    0
Intrinsic value of accelerated unvested stock options (2)                        0                     0                    0
Accelerated vesting of restricted shares                                   449,667                     0                    0
Accelerated vesting of performance shares under long-term
        incentive equity award plan (4)                                    427,125                     0                    0
Continuing health and welfare benefits for five years (5)                   57,294                57,294                    0
                                                                     -----------------  ------------------  ------------------------
        Total                                                            4,837,571             3,960,779                    0


                                                     Timothy J. Hopkins
                                                                                       Triggering Event
                                                                     ---------------------------------------------------------------
                                                                                                                    Death/
                                                                                                                   Voluntary
                                                                        Change of          Termination            Resignation/
Estimated Potential Payment or Benefit                                   Control          Without Cause          or Good Cause
------------------------------------------------                     -----------------  ------------------  ------------------------
Lump sum cash severance payment (8)                                        534,375               384,375                    0
Intrinsic value of accelerated unvested stock options (2)                        0                     0                    0
Accelerated vesting of restricted shares (3)                                50,250                     0                    0
Accelerated vesting of performance shares under long-term
        incentive equity award plan (4)                                     90,450                     0                    0
Continuing health and welfare benefits for five years (5)                        0                     0                    0
                                                                     -----------------  ------------------  ------------------------
        Total                                                              675,075               384,375                    0
                                       29

                                                Jan L. Murley
                                                                                       Triggering Event
                                                                     ---------------------------------------------------------------
                                                                                                                   Death/
                                                                                                                  Voluntary
                                                                        Change of           Termination          Resignation/
Estimated Potential Payment or Benefit                                   Control          Without Cause         or Good Cause
------------------------------------------------                     -----------------  ------------------  ------------------------
Lump sum cash severance payment (9)                                              0                     0                    0
Intrinsic value of accelerated unvested stock options (2)                        0                     0                    0
Accelerated vesting of restricted shares (3)                                     0                     0                    0
Accelerated vesting of performance shares under long-term
        incentive equity award plan (4)                                          0                     0                    0
Continuing health and welfare benefits for five years (5)                        0                     0                    0
                                                                     -----------------  ------------------  ------------------------
        Total                                                                    0                     0                    0


(1) Mr. James McCann is entitled to severance pursuant to his employment agreement which entitles him to $2,500,000, plus the base salary payable to him for the then remaining duration of the term of his contract. As of June 28, 2009, Mr. McCann's base salary was $975,000, and his employment agreement provided for a remaining term of five years.

(2) The intrinsic value of accelerated unvested stock options was calculated using the closing price of the Company's Class A Common Stock on June 28, 2009 ($2.01). The intrinsic value is the aggregate spread between $2.01 and the exercise prices of the accelerated options, if less than $2.01.

(3) The value of accelerated unvested restricted shares was calculated using the closing price of the Company's Class A Common Stock on June 28, 2009 ($2.01). Refer to the column titled "Market Value of Shares or Units of Stock that Have Not Vested" within the "Outstanding Equity Awards at Fiscal Year End" table.

(4) Represents the estimated amounts to be paid under the Company's Fiscal 2008 and Fiscal 2009 LTIP grants in the event of a change of control. Refer to the column titled "Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested" within the "Outstanding Equity Awards at Fiscal Year End" table. Amounts shown represent the target number of performance shares that have been granted in Fiscal 2008 and Fiscal 2009 under its LTIP program, at the closing price of the Company's Class A Common Stock on June 28, 2009 ($2.01). The share awards are earned if the Company achieves its targeted financial performance over the three-year period subsequent to the grant date. Actual shares earned can range from 0-150% of the target amount. (At the Company's projected earnings level, approximately 0% and 0% of the Fiscal 2008 and Fiscal 2009 LTIP targeted awards, respectively are expected to be achieved. See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)

(5) Represents the estimated cost of paying for continuing medical, dental, life and long-term disability for five years. The amounts for medical and dental insurance coverage are based on rates charged to the Company's employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA, adjusted by a 7.5% inflation factor. The costs of providing the other insurance coverage are based on quoted amounts for 2008, adjusted by a 7.5% inflation factor, compounded annually.

(6) Mr. Shea does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Shea was deemed to receive two weeks of severance for each completed year of service with the Company. As of June 28, 2009, Mr. Shea's base salary was $314,396.

(7) Mr. Christopher McCann is entitled to severance pursuant to his employment agreement which entitles him to $500,000, plus the base salary payable to him for the then remaining duration of the term of his contract. As of June 28, 2009, Mr. McCann's base salary was $680,697, and his employment agreement provided for a remaining term of five years.

(8) Mr. Hopkins is entitled to severance pursuant to his employment offer letter which entitles him to one year of severance calculated on his base salary at the time of cessation of employment. Mr. Hopkins offer letter was amended on July 20, 2009 as a result of the Company discontinuing the operations of the Madison Brands. If Madison Brands is sold and Mr. Hopkins is: (i) offered a position with the purchaser, he receives a one-time payment of $100,000 but no severance payments unless he is terminated within the first year of such new employment when he would then be entitled to a prorated payment based upon the time remaining on the first year of his new employment following the date of termination from same, (ii) offered a new position within the Company, he receives a one-time payment of $100,000 but severance terms remain the same as are in his offer letter or (iii) not offered a new position with the purchaser or the Company, he receives a one-time payment of $100,000 and the one-year severance provided in his offer letter. If Madison Brands is liquidated, Mr. Hopkins will receive one year of severance as provided for in his offer letter. In the event of a sale of Madison Brands, if the purchase price exceeds the Company's target price, Mr. Hopkins may receive an additional $50,000. As of June 28, 2009, Mr. Hopkins' base salary was $384,375.


(9) Ms. Murley's consulting agreement contains no provisions for payment upon her separation from the Company under any circumstance. The above table does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as 401(k) plan vested benefits and earned but unused vacation.


     The above table does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as 401(k) plan vested benefits and earned but unused vacation.

Employment Agreements and Employment Offer Letters

     The employment agreements of James F. McCann and Christopher G. McCann, as well as the employment offer letter of Timothy J. Hopkins, provide for certain payments in the event of termination of employment (and in the case of Christopher G. McCann and Timothy J. Hopkins, terminations following a change in control of the Company).

James F. McCann

     Upon termination without Good Cause (as defined in the employment agreement) or resignation by Mr. McCann for Good Reason (as defined in the employment agreement) within ten days following the termination date, Mr. McCann is entitled to severance pay in the amount of $2,500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date. As discussed above, Mr. McCann is restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for Good Cause. He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Christopher G. McCann

     Upon termination without Good Cause (as defined in the employment agreement) or resignation by Mr. McCann for Good Reason (as defined in the employment agreement), within ten days following the termination date, Mr. McCann is entitled to severance pay in the amount of $500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. The Good Reason definition includes a Change of Control (as defined in the employment agreement) of the Company, so long as Mr. McCann's resignation occurs no later than one year following a Change of Control. Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date. As discussed above, Mr. McCann is restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for Good Cause. He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Timothy J. Hopkins

     Upon termination without Cause (as defined in the February 12, 2005 offer letter described above) or without Cause following a Change of Control, Mr. Hopkins is entitled to receive base salary through the date of termination, any other amounts earned, accrued, due and owed but not yet paid, base pay for a period of 12 months following termination of employment or until Mr. Hopkins finds new employment, whichever occurs first, the right to exercise vested equity awards pursuant to terms of the Company's 2003 Plan following termination, and any other benefits payable under the Company's applicable plans and programs. Mr. Hopkins offer letter was amended on July 20, 2009 as a result of the Company discontinuing the operations of the Madison Brands. If Madison Brands is sold and Mr. Hopkins is (i) offered a position with the purchaser, he receives a one-time payment of $100,000 but no severance payments unless he is terminated within the first year of such new employment when he would then be entitled to a prorated payment based upon the time remaining on the first year of his new employment following the date of termination from same, (ii) offered a new position within the Company, he receives a one-time payment of $100,000 but severance terms remain the same as are in his offer letter or (iii) not offered a new position with the purchaser or the Company, he receives a one-time payment of $100,000 and the one-year severance provided for in his offer letter. If Madison Brands is liquidated, Mr. Hopkins will receive one year of severance as provided for in his offer letter. In the event of a sale of Madison Brands, if the purchase price exceeds the Company's target price, Mr. Hopkins may receive an additional $50,000. Upon termination for Cause or due to death, disability or resignation, Mr. Hopkins is only entitled to base salary through the date of termination and any other amounts earned, accrued and owed but not yet paid. Mr. Hopkins is bound by the terms of his Confidentiality and Non-Compete Agreement.

1999 Stock Incentive Plan

     The 1999 Stock Incentive Plan provides, generally but with limitations, that each option outstanding at the time of a change of control but not otherwise fully-vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the change in control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares.

2003 Long Term Incentive and Share Award Plan

     The 2003 Plan provides that unless otherwise provided by the compensation Committee at the time of the award grant, in the event of a change of control,
(i) all outstanding awards pursuant to which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of awards under which payments of cash, shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction.

October 23, 2009


To the Board of Directors
of 1-800-FLOWERS.COM, INC. (the "Company"):

     We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company's financial accounting, reporting and controls. We also evaluate the performance and independence of the Company's independent registered public accounting firm. We operate under a written charter that both the Board and we have approved. A current copy of the Audit Committee charter can be found on the Company's website located at www.1800flowers.com under the Investor Relations section of the website.

     The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. In addition, although the Board has determined that each of the members of the Audit Committee meets NASDAQ regulatory requirements for financial literacy and that John J. Conefry, Jr. is an "audit committee financial expert," as defined by Commission rules, and is financially sophisticated under NASDAQ requirements, we would like to remind our stockholders that we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

     The Company's management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, including setting the accounting and financial reporting principles and designing the Company's system of internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company's system of internal control. The Company's independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent registered public accounting firm is also responsible for expressing opinions on management's assessment of the effectiveness of the Company's internal control over financial reporting and on the effectiveness of the Company's internal control over financial reporting. Although the Board is the ultimate authority for effective corporate governance, including oversight of the management of the Company, the Audit committee's purpose is to assist the Board in fulfilling its responsibilities by overseeing these processes, as well as overseeing the qualifications and performance of the Company's independent registered public accounting firm.

     The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company's independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair their independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided [as noted in the table below] were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

     We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended June 28, 2009 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. We also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as amended (communication with Audit Committees). We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with Ernst Young their independence. This review included a discussion with management and the independent registered public accounting firm of the quality (and not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company's Financial Statements, including the disclosures relating to critical accounting policies.

     Based on the reports, discussions and reviews described in this report, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2009, for filing with the Securities and Exchange Commission. We also selected Ernst & Young as the independent registered public accounting firm for Fiscal 2010. The Board is recommending that shareholders ratify that selection at the Annual Meeting.

Audit Committee
John J. Conefry, Jr. (Chairman)
Lawrence Calcano
Jeffrey C. Walker

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of the Company's Class A common stock and Class B Common Stock, as of October 8, 2009, or as of the dates referenced below for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company's Directors and Executive Officers as a group. Beneficial ownership is determined in accordance with the rules of the commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, NY 11514. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of October 8, 2009, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 26,616,835 shares of Class A Common Stock and 36,858,465 shares of Class B Common Stock outstanding as of October 8, 2009.


                                                              Shares                    % of Shares
                                                       Beneficially Owned            Beneficially Owned
                                                       ------------------            ------------------
                                                       A Shares      B Shares         A Shares     B Shares
                                                       --------      --------         --------     --------

Name
5% Stockholders:
Tocqueville Asset Management L.P.(1)                   2,681,560            -          10.1%             -
Royce & Assocites, LLC (2)                             1,809,929            -           6.8%             -
RLR Capital Partners, LP (3)                           1,652,659            -           6.2%             -
Glenhill Advisors, LLC (4)                             1,626,936            -           6.1%             -
U.S. Bancorp (5)                                       1,586,624            -           6.0%             -
Barclays Global Investors, NA (6)                      1,489,648            -           5.6%             -
The Vanguard Group, Inc. (7)                           1,457,072            -           5.5%             -

Directors, not including CEO and President:
Lawrence Calcano (8)                                      35,000            -           0.1%             -
James Cannavino (9)                                       82,030            -           0.3%             -
John J. Conefry (10)                                      58,700            -           0.2%             -
Leonard J. Elmore (11)                                    65,000            -           0.2%             -
Jeffrey C. Walker (12)                                    78,000            -           0.3%             -
Larry Zarin (13)                                               -            -             -              -

Named Executive Officers:
James F. McCann (14)                                     974,162   35,914,905           3.6%          97.4%
William E. Shea (15)                                     392,767            -           1.5%             -
Christopher G. McCann (16)                             2,023,073    2,903,178           7.1%           7.9%
Jan L. Murley (17)                                         5,000            -              *             -
Timothy J. Hopkins (18)                                  177,877            -           0.7%             -

Directors and Executive Officers as
    a Group (15 persons) (19)                          4,645,591   36,765,545          15.3%          99.7%
-------------------------
*        Indicates less than 0.1%.

(1) This information is based on the Schedule 13G filed with the SEC by Tocqueville Asset Management L.P. on October 9, 2009 for shares held as of September 30, 2009. The address of Tocqueville Asset Management L.P. is 40 West 57th Street, New York, New York 10019.

(2) This information is based on the Schedule 3 Amendment No. 3 filed with the SEC by Royce & Associates, LLC on January 27, 2009 for shares held as of December 31, 2008. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(3) This information is based on the Schedule 13D Amendment No. 1 filed with the SEC by RLR Capital Partners, LP ("RLR") and Robert L. Rosen on January 1, 2008 for shares held as of December 31, 2007. The reporting persons reported that they have shared voting power and shared dispositive power over all of the shares of Class A Common stock. The reporting persons reported that RLR's principal business is to serve as the investment manager of funds and/or accounts, including RLR Focus Master Fund, LP, the holder of the Class A Shares set forth in the Schedule 13D. RLR Capital Partners GP, LLC (the "Manager") is the sole general partner of RLR. Mr. Robert Rosen is the managing member of the Manager. The address of RLR Capital Partners, LP and Robert L. Rosen is 152 West 57th Street, 21st Floor, New York, New York 10019.

(4) This information is based on the Schedule 13G Amendment No. 1 filed with the SEC by Glenhill Advisors LLC, Glenn J. Krevlin, and Glenhill Capital Management, LLC on February 17, 2009 for shares held as of December 31, 2008. The reporting persons reported that they have sole voting power and sole dispositive power over all of these shares of Class A Common Stock. According to the filing, Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC; Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC.; Glenhill Capital Management, LLC is the general partner and investment advisor of Glenhill Capital LP, a security holder of the issuer, managing member of Glenhill Concentrated Long Master Fund, LLC, a security holder of the issuer, and sole shareholder of Glenhill Capital Overseas GP, Ltd.; and Glenhill Capital Overseas GP, Ltd. is general partner of Glenhill Capital Overseas Master Fund, LP, a security holder of the issuer. The address of Glenhill Advisors LLC, Glenn J. Krevlin, and Glenhill Capital Management, LLC is 598 Madison Avenue, 12th Floor, New York, NY 10022.

(5) This information is based on the Schedule 13G filed with the SEC by U.S. Bancorp and FAF Advisors, Inc. on February 13, 2009 for shares held on December 31, 2008. The reporting persons reported that they have sole voting power over 1,584,479 shares of Class A Common Stock, shared voting power over 2,145 shares of Class A Common Stock, sole dispositive power over 1,567,655 shares of Class A Common Stock and shared dispositive power over 16,824 shares of Class A Common Stock. According to the filing, U.S. Bancorp is a parent holding company and FAF Advisors, Inc. is an investment advisor. The reportingThe address of U.S. Bancorp and FAF Advisors, Inc. is 800 Nicollet Mall, Minneapolis, Minnesota 55402.

(6) This information is based on the Schedule 13G filed with the SEC by Barclays Global Investors, NA and Barclays Global Fund Advisors. The reporting persons reported that they have sole voting power over 1,379,447 shares of Class A Common Stock with no shared voting power and sole dispositive power over 1,489,648 shares of Class A Common Stock. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105.

(7) This information is based on the Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 13, 2009 for shares held on December 31, 2008. The reporting person reported that it has sole voting power over 36,202 shares of Class A Common Stock, with no shared voting power, and sole dispositive power over 1,457,072 shares of Class A Common Stock. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(8) Includes 30,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2009 through the exercise of stock options. Mr. Calcano's address is c/o Calcano Capital Advisors, Inc., 140 Greenwich Avenue, Greenwich, CT 06830

(9) Includes 20,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2009 through the exercise of stock options. Mr. Cannavino's address is c/o Direct Insite Corporation, 80 Orville Drive, Bohemia, NY 11716.

(10) Includes 45,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2009 through the exercise of stock options. Mr. Conefry's address is c/o Astoria Federal Savings, One Astoria Federal Plaza, Lake Success, New York 11042.

(11) Includes 65,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2009 through the exercise of stock options. Mr. Elmore's address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(12) Includes 10,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2009 through the exercise of stock options. Mr. Walker's address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(13) Mr. Zarin's address is c/o Express Scripts, One Express Way, St. Louis, MO 63121.

(14) Includes (a) 812,540 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2009 through the exercise of stock options,
     (b) 5,875,000 shares of Class B Common Stock held by limited partnerships, of which Mr. J. McCann is a limited partner and does not exercise control and of which he disclaims beneficial ownership, (c) 52,548 shares of Class B Common Stock held by The McCann Charitable Foundation, Inc., of which Mr.
     J. McCann is a Director and the President; and (d) 28,036,068 shares of Class B Common Stock held by five Grantor Retained Annuity Trusts of which Mr. J. McCann is the Trustee.

(15) Includes 368,000 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2009 through the exercise of stock options.

(16) Includes (a) 1,756,420 shares of Class A Common Stock that may be acquired within 60 days of October 8, 2009 through the exercise of stock options,
     (b) 2,000,000 shares of Class B Common Stock held by a limited partnership, of which Mr. C. McCann is a general partner and exercises control, and (c) 52,548 shares of Class B Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. C. McCann is a Director and Treasurer.

(17) Ms. Jan Murley's address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(18) Includes 160,000 shares of class A Common Stock that may be acquired within 60 days of October 8, 2009 through the exercise of stock options.

(19) Includes 3,835,260 shares of Class A Common stock that may be acquired within 60 days of October 8, 2009 through the exercise of stock options.

Certain Business Relationships with Directors and Officers

     The Company has a policy providing that all material transactions between it and one or more of its Directors, Executive Officers, nominees for Director or a member of their immediate families must be approved either by a majority of the disinterested members of the Board or by the stockholders of the Company.

     The Company's legal and finance staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. This includes inquiries of its Directors and Officers. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person, are disclosed in the Company's proxy statement. The Company considers individual transactions, or any series of transactions which, in the aggregate exceed $120,000, to be material and requiring of disclosure.

     Below are the transactions that occurred during Fiscal 2009 in which, to the Company's knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any Director, Director nominee, Executive Officer, holder of more than 5% of the Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

     For Fiscal 2009, the Company entered into an agreement with Julie Mulligan, the sister of Directors and Executive Officers, James F. McCann and Christopher
G. McCann, pursuant to which Ms. Mulligan was employed as a Personality Expert Designer. The agreement was unanimously approved by the Independent Directors of the Board. Ms. Mulligan's compensation for Fiscal 2009 was $256,658, consisting of $130,000 in base salary and $126,658 in earned floral sales commissions for sales of products designed by Ms. Mulligan for the Company. In consideration for the floral sales commissions paid to Ms. Mulligan described above, Ms. Mulligan was not eligible to receive any cash bonus under the Company's annual cash incentive plan ("Sharing Success Program").

     Gerard M. Gallagher, our General Counsel, Senior Vice President of Business Affairs and Corporate Secretary, is the founder and managing partner in the law firm of Gallagher, Walker, Bianco & Plastaras based in Mineola, New York. Compensation for Mr. Gallagher's services are paid to the law firm. The Company, with the approval of the Board, also pays the law firm fees for services rendered by other members of the firm on the Company's behalf.

     The cash compensation paid in Fiscal 2009 by the Company to the firm for services provided by Mr. Gallagher was $375,031. For legal services provided by the other members of the firm the Company paid $406,144.82 in fees and $25,619.74 in disbursements. The Company believes that collectively these fees and disbursements are fair and reasonable.

     David Taiclet, our President of Gourmet Food & Gift Baskets business segment, has less than a 15% ownership interest in Dynamic Confections, Inc. ("Dynamic"). In Fiscal 2009, certain of the Company's subsidiaries purchased $419,950 worth of candy goods from the subsidiaries of Dynamic. Mr. Taiclet, together with his wife, also has a 7.3 % beneficial ownership interest in OLB Partners, LLP ("OLB"), which entity leases 19 retail locations to Fannie May Confections, Inc. In Fiscal 2009, the lease payments to OLB totaled $1,022,706. Both of Mr. Taiclet's interests predate the Company's 2006 acquisition of Fannie May Confections Brands, Inc., were disclosed to the Company prior to the closing on that acquisition and such ongoing relationships were approved by the Board of Directors.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 27, 2010, and the Board is asking stockholders to ratify such selection at the Annual Meeting. The stockholders' ratification of the appointment of Ernst & Young LLP will not impact the Audit Committee's responsibility pursuant to its charter, to appoint, replace and discharge the independent auditors. In the event the stockholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors.

Fees Paid to Ernst & Young LLP

     The following table shows the fees that the Company paid or accrued for audit and other services provided by Ernst & Young LLP for Fiscal 2009 and Fiscal 2008, all of which were approved by the Audit committee.

                                            2008              2007
                                       ---------------   ---------------
           Audit Fees                     $599,000           $515,000
           Audit-Related Fees              119,000            125,000
           Tax Fees                         58,200             35,000
           All Other Fees                                           -
                                       ---------------   ---------------
           Total                          $776,2000          $675,000
                                       ===============   ===============


     Audit Fees. Fees for audit services include fees associated with the annual audit, including the Company's annual report on Form 10-K, consents and reviews of the Company's quarterly reports on Form 10-Q. These fees also include the audit of management's assessment of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

     Audit-Related Fees. Fees for audit-related services include audits and assurance services related to the Company's benefit plans and separate financial statements for its franchise operations, as well as due diligence services in connection with acquisitions.

     Tax Fees. Fees for tax service include tax compliance, tax advice and tax planning.

     All Other Fees. Consists of other fees not reported in the above categories.

     Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit, audit-related and non-audit services (including tax services) provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service. The independent registered public accounting firm and the Company's management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

     The affirmative vote of a majority of the Company's outstanding Common Stock present in person or by proxy is required to ratify the appointment of the independent registered accounting firm. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for Fiscal 2010. A representative of Ernst & Young LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
              AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP TO
         SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                              FIRM FOR FISCAL 2010.

                                   PROPOSAL 3

APPROVAL OF THE 2003 LONG TERM INCENTIVE AND SHARE AWARE PLAN, AS AMENDED AND RESTATED OCTOBER 22, 2009

     The 2003 Long Term Incentive and Share Award Plan (the "Plan") has previously been adopted by the Board of Directors and approved by the shareholders. The Plan has been amended, subject to shareholder approval, to allow shares subject to forfeited awards that were granted under the Company's 1999 Stock Incentive Plan prior to the original effective date of the Plan, December 3, 2003, to be regranted under the Plan. The 1999 Stock Incentive Plan was previously approved by shareholders. Accordingly, the Plan, as amended, will provide that the maximum number of shares that can be issued thereunder will be increased by the number of shares subject to forfeited awards that were originally granted prior to December 3, 2003 under the Company's 1999 Stock Incentive Plan. As of June 28, 2009, 1,688,870 additional shares will be available for issuance under the Plan from such awards that have been forfeited, and up to 5,454,816 additional shares may become available for issuance under the Plan if such awards that are currently outstanding are forfeited. The Plan is also being submitted for reapproval by the shareholders so that performance-based awards granted under the Plan to named executive officers may continue to qualify as performance-based compensation that is exempt from the income tax deductibility limitations under Section 162(m) of the Internal
Revenue Code of 1986, as amended (the "Code"). Unless an exception applies, including the exception for qualified performance-based compensation, Section 162(m) of the Code generally disallows the corporate tax deduction for compensation paid in excess of $1 million annually to each of the chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation. In order for performance-based awards granted under the Plan to continue to qualify as performance-based compensation exempt from the deductibility limitations under Section 162(m), the performance goal criteria set forth in the Plan for such awards is generally required to be approved periodically by shareholders. Accordingly, we are requesting shareholder approval of the amendment and restatement of the Plan and the performance goals thereunder.

     Additional amendments to the Plan have been made that are primarily intended to update the Plan for changes in applicable Treasury regulations and to update the list of performance goal criteria.

     The following summary of the Plan is qualified in its entirety by reference to the Plan, which is attached as Annex "A" to this Proxy Statement.

     General. The Plan is intended to provide incentives to attract, retain and motivate employees, consultants and directors in order to achieve the Company's long-term growth and profitability objectives. The Plan will provide for the grant to eligible employees, consultants and directors of stock options, share appreciation rights ("SARs"), restricted shares, restricted share units, performance shares, performance units, dividend equivalents, and other share-based awards (collectively the "Awards"). The total number of shares of Common Stock reserved for issuance in connection with Awards under the Plan will be 7,500,000 plus the number of shares subject to awards granted prior to the effective date of the Plan (December 3, 2003) under the Company's 1999 Stock Incentive Plan which awards have been or are forfeited, canceled, terminated, or surrendered without a distribution of shares to the holder of the award. However, no more than 7,500,000 shares of Common Stock may be issued under the Plan as incentive stock options intended to qualify for special tax treatment under the Code. In addition, during a calendar year (i) the maximum number of shares with respect to which options and SARs may be granted to an eligible participant under the Plan will be 1,000,000 shares, and (ii) the maximum number of shares with respect to which Awards intended to qualify as performance-based compensation other than options and SARs may be granted to an eligible participant under the Plan will be 500,000 shares. These share amounts are subject to anti-dilution adjustments in the event of certain changes in the Company's capital structure, as described below. Shares issued pursuant to the Plan will be either authorized but unissued shares or treasury shares.

     Eligibility and Administration. Officers and other employees of, and consultants to, the Company and its Subsidiaries and Affiliates and Directors of the Company will be eligible to be granted Awards under the Plan. The Plan will be administered by the Compensation Committee or such other Board committee (or the entire Board) as may be designated by the Board (the "Committee"). Unless otherwise determined by the Board, the Committee will consist of two or more members of the Board who are nonemployee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" within the meaning of Section162(m) of the Code. The Committee will determine which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. All full time employees are currently eligible to participate in the Plan.

     The Chief Executive Officer shall have the power and authority to make Awards under the Plan to employees and consultants not subject to Section 16 of the Exchange Act, subject to limitations imposed by the Committee.

     Except for certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, options and SARs issued under the Plan will not be amended to lower their exercise price and options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

     Awards. Incentive stock options ("ISOs") intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options.

     A SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR set by the Committee as of the date of grant. However, the exercise price of the SARs will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the Committee.

     Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.

     A restricted share unit will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to restriction will be forfeited upon termination of employment during any applicable restriction period.

     Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from person to person and will be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the shares; total shareholder return; earnings per share; earnings per share growth; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; earnings before interest, taxes, depreciation and amortization ("EBITDA"); EBITDA on a pre-bonus basis adjusted for the for the change in inventory for the plan year ("modified free cash flow"), free cash flow; revenues; revenue growth; expenses; operating profit margin; operating cash flow; gross profit margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor's 500 Stock Index. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives, as set forth in the Plan.

     The Committee may also grant dividend equivalent rights and it is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

     Nontransferability. Unless otherwise set forth by the Committee in an Award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

     Change of Control. In the event of a change of control (as defined in the Plan), all Awards granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.

     Capital Structure Changes. If the Committee determines that any dividend in shares, recapitalization, share split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, and shall make adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award, or provide for a distribution of cash or property with respect to an Award.

     Amendment and Termination. The Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

     Effective Date and Term. The Plan was effective as of December 3, 2003, and was originally scheduled to terminate ten years thereafter. So long as the Plan is reapproved by shareholders, unless earlier terminated, the Plan will terminate on October 22, 2019, and no further awards may be granted thereunder after such date.

     Market Value. The per share closing price of the Common Stock on October 8, 2009 was $3.63.

     Federal Income Tax Consequences. The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

     In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

     Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common
Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

     Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

     If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

     If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

     Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Stock

     A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they "vest", i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the Common Stock at the time the shares vest, less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date the shares vest.

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

     With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes

     The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the Plan.

Deductibility Limit on Compensation in Excess of $1 Million

     Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Plan) by a public company to each "covered employee" (i.e., the chief executive officer and three other most highly compensated executive officers of the Company other than the chief financial officer) to no more than $1 million. The Company currently intends to structure stock options and other Awards granted under the Plan to certain of the covered employees to comply with an exception to nondeductibility under Section 162(m) of the Code. See "Compensation Committee Report"

     New Plan Benefits. No benefits have been received or allocated to any employee, consultant or director under the Plan, and therefore a "New Plan Benefits" table has not been included.

     The affirmative vote of a majority of the Company's outstanding Common Stock present in person or by proxy is required to approve the 2003 Long Term Incentive and Share Award Plan as amended and restated on October 22, 2009. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the approval of the 2003 Long Term Incentive and Share Award Plan as amended and restated on October 22, 2009.

           THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2003
             LONG TERM INCENTIVE AND SHARE AWARD PLAN AS AMENDED AND
                        RESTATED ON OCTOBER 22, 2009.

                                   PROPOSAL 4

APPROVAL OF THE SECTION 16 EXECUTIVE OFFICERS BONUS PLAN, AS AMENDED AND RESTATED ON OCTOBER 22, 2009

General

     The Company's Board of Directors has adopted, and the shareholders have previously approved, the Section 16 Executive Officers Bonus Plan pursuant to which Section 16 executive officers of the Company may be entitled to receive annual bonus compensation contingent upon the attainment of certain performance goals.

     In order to qualify under the performance-based compensation exception under Section 162(m) of the Code, and thereby avoid potential nondeductibility of bonus compensation paid to certain executive officers, the material terms of the Section 16 Executive Officers Bonus Plan (including the class of eligible participants, the performance criteria contemplated by the plan and the maximum amount payable under the plan) must be approved by the stockholders, and the performance criteria generally need to be periodically reapproved. Accordingly, the Section 16 Executive Officers Bonus Plan, as amended and restated is being submitted for approval by stockholders.

     A copy of the Section 16 Executive Officers Bonus Plan is attached as Annex "B" hereto. The material features of the Section 16 Executive Officers Bonus Plan are described below, but this description is only a summary and is qualified in its entirety by reference to the actual text of the Section 16 Executive Officers Bonus Plan.

Purpose

     The purpose of the Section 16 Executive  Officers  Bonus Plan is to provide
Section 16 executives of the Company with an opportunity to earn annual bonus compensation as an incentive and reward for their leadership, ability and exceptional services.

Administration

     The Section 16 Executive Officers Bonus Plan will be administered by a committee of the Board of Directors of the Company consisting of not less than two persons who, to the extent required to satisfy the exception for performance based compensation under Section 162(m) of the Code, will be "outside directors" within the meaning of such section.

     Subject to the express provisions of the Section 16 Executive Officers Bonus Plan, the committee of outside directors has the authority to (i) establish performance goals for the granting of annual bonuses for each plan year, (ii) determine the Section 16 executives to whom annual bonus awards are to be made for each plan year, (iii) determine whether the performance goals for any plan year have been achieved, (iv) authorize payment of annual bonuses under the Section 16 Executive Officers Bonus Plan, (v) adopt, alter and repeal such administrative rules, guidelines and practices governing the Section 16 Executive Officers Bonus Plan as it deems advisable, and (vi) interpret the terms and provisions of the Section 16 Executive Officers Bonus Plan.

Determination of Awards

     The amount of any annual bonus granted to a Section 16 executive for any plan year will be an amount not greater than $2 million, which amount will be determined based on the achievement of one or more performance goals established by the committee of outside directors with respect to such executive. Performance goals may vary from executive to executive and shall be based upon such one or more of the following performance criteria as the committee of outside directors may deem appropriate: appreciation in stock value, total stockholder return, earnings per share, earnings per share growth, operating income, net income, pro forma net income, return on equity, return on designated assets, return on capital, economic value added, earnings, earnings before interest, taxes, depreciation and amortization ("EBITDA"), EBITDA on a per-bonus basis adjusted for the change in inventory for the year ("modified free cash flow"), free cash flow, revenues, revenue growth, expenses, operating profit margin, operating cash flow, gross profit margin or net profit margin. The performance goals may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. Not later than the ninetieth day of the plan year (or another date as may be permitted pursuant to Section 162(m) of the Code), the committee of outside directors will establish (i) the Section 16 executives who will be eligible for an annual bonus for such plan year, (ii) the performance goals for such plan year, and (iii) the corresponding annual bonus amounts payable under the Section 16 Executive Officers Bonus Plan upon achievement of the performance goals.

Payment of Award

     An annual bonus (if any) to any Section 16 executive for a plan year will be paid after the end of the plan year, provided, however, that the committee of outside directors shall have first certified in writing (i) that a performance goal with respect to the executive for such fiscal year was satisfied and the level of the goal attained, and (ii) the amount of each executive's annual bonus. The Committee, unless it determines otherwise, shall have the discretion to decrease the amount otherwise payable under an award. If an executive dies after the end of a plan year but before receiving payment of any annual bonus, the amount will be paid to a designated beneficiary or, if no beneficiary has been designated, to the executive's estate. Notwithstanding the foregoing, the committee of outside directors may determine by separate employment agreement with any executive or otherwise, that all or a portion of an executive's annual bonus for a plan year will be payable to such executive upon his death or disability, or upon a change of control of the Company, during the plan year.

Non-Transferability

     No annual bonuses or rights under the Section 16 Executive Officers Bonus Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

Amendments and Termination

     The Board of Directors may terminate the Section 16 Executive Officers Bonus Plan and may amend it from time to time; provided, however, that no termination or amendment of the Section 16 Executive Officers Bonus plan will materially and adversely affect the rights of an executive or a beneficiary to a previously certified annual bonus. Amendments to the Section 16 Executive Officers Bonus Plan may be made without stockholder approval except as required to satisfy Section 162(m) of the Code.

Certain Federal Income Tax Consequences

     The following is a summary of certain Federal income tax aspects with respect to the Section 16 Executive Officers Bonus Plan based upon the laws in effect on the date hereof.

     Upon payment of an annual bonus to an executive for any plan year pursuant to the Section 16 Executive Officers Bonus Plan, such executive will recognize ordinary income in the amount of such annual bonus on the date the compensation is paid.

     The Company will generally be entitled to a deduction in the amount taxable as ordinary income to an executive, subject to the limitation imposed by Section 162(m) of the Code. The Company intends that compensation paid to an executive pursuant to the Section 16 Executive Officers Bonus Plan will generally qualify as "performance-based compensation" under Section 162(m) of the Code and, consequently, should generally not be subject to the $1 million deduction limit thereunder.

     The foregoing is based upon Federal income tax laws and regulations as presently in effect and does not purport to be a complete description of the Federal income tax aspects of the Section 16 Executive Officers Bonus Plan. Also, the state and local tax consequences to an executive and the Company may vary, depending upon the laws of the various states and localities and the individual circumstances of the executive.

New Plan Benefits

     The amount of benefits payable in the future under the Section 16 Executive Officers Bonus Plan is not currently determinable.

     The affirmative vote of a majority] of the Company's outstanding Common Stock present in person or by proxy is required to approve the Section 16 Executive Officers Bonus Plan as amended and restated on October 22, 2009. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the approval of the Section 16 Executive Officers Bonus Plan as amended and restated on October 22, 2009.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SECTION 16 EXECUTIVE OFFICERS BONUS PLAN AS AMENDED AND RESTATED ON OCTOBER 22, 2009


                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

                STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

     Shareholders who, in accordance with Commission Rule 14a-8 wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year's Annual Meeting Proxy Statement must submit their proposals so that they are received at the Company's principal executive offices no later than the close of business on June 26, 2010. As the rules of the Commission make clear, simply submitting a proposal does not guarantee that it will be included.

     In accordance with our Bylaws, in order to be properly brought before the 2010 Annual Meeting, a shareholder's notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the secretary of the Company at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the 2009 Annual Meeting date. As a result, any notice given a shareholder pursuant to these provisions of our Bylaws (and not pursuant to the Commission's Rule 14a-8) must be received no earlier than August 5, 2010 and no later than September 4, 2010. If, however, our 2010 Annual Meeting date is advanced by more than 30 days before, or delayed more than 70 days after, the one year anniversary of the 2010 Annual Meeting date, then proposals must be received no earlier than the close of business on the 120th day prior to the 2010 Annual Meeting and not later than the close of business on the later of the 90th day before the 2010 Annual Meeting or the 10th day following the date on which the 2010 Annual Meeting date is publicly announced.

     To be in proper form, a shareholder's notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and Commission requirements. The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the Commission's requirements for submitting a proposal or nomination. Notices of intention to present proposals at the 2010 Annual Meeting should be addressed to Corporate Secretary, 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, New York 11514. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                             SOLICITATION OF PROXIES

     Proxies are being solicited by the Board of Directors of the Company. Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for expenses of forwarding solicitation materials to their principals. All of the costs of solicitation will be paid by the Company.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company's Annual Report for the fiscal year ended June 28, 2009, on the written request of such person, a copy of the Company's Annual Report on Form 10-K as filed with the Commission. Any such request should be made in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.


                                              By order of the Board of Directors


                                              /s/ James F. McCann
                                              ----------------------------------
                                              James F. McCann
                                              Chairman of the Board and Chief
                                              Executive Officer

Carle Place, New York
October 23, 2009

1-800-FLOWERS.COM, INC. ONE OLD COUNTRY ROAD CARLE PLACE, NY 11514

VOTE BY INTERNET -  www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                 KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------           -------------------------------------------------------

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                          DETACH AND RETURN THIS PORTION ONLY







The BOARD of Directors recommends that you vote FOR the following

 Vote on Directors              For All Withhold All For All Except             To withhold authority to vote for any individual
                                                                                nominee(s), mark "For All Except" and write the
  1. ELECTION OF DIRECTORS        0            0             0                  number(s) of the nominee(s) on the line below.
     Nominees

     01) Lawrence Calcano 02) James Cannavino 03) Jeffrey C. Walker


The Board of Directors recommends a vote FOR the following proposal(s):

                                                                                                  For   Against   Abstain
  2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                  0      0         0
     Proposal to ratify the appointment of Ernst & Young LLP as the
     Company's independent registered public accounting firm for the fiscal year ending June 27, 20010 as described in the Proxy Statement.

  3. APPROVAL OF 2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN                                      0       0        0

  4. APPROVAL OF SECTION 16 EXECUTIVE OFFICERS BONUS PLAN

 NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

      Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.


Signature [PLEASE  SIGN WITHIN BOX]

Date

Signature  (Joint  Owners)

Date

Important  Notice  Regarding the  Availability of Proxy Materials for the Annual
Meeting:   The  Notice  &  Proxy  Statement,   Form  10-K  is/are  available  at
www.proxyvote.com .



                             1-800-FLOWERS.COM, INC.
                       Annual Meeting of  Stockholders
                                December 3, 2009
                                     9:00 AM
                           This proxy is solicited by
                             the Board of Directors

The undersigned stockholder of 1-800-FLOWERS.COM, INC. hereby appoints Gerard M. Gallagher, Corporate Secretary, with full power of substitution, as proxy to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, INC. to be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the "Meeting Place"), on Thursday, December 3, 2009 at 9:00 a.m. eastern standard time or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, "FOR" RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 27, 2010, "FOR" APPROVAL OF THE 2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN, "FOR" APPROVAL OF SECTION 16 EXECUTIVE OFFICERS BONUS PLAN AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

All of the proposals set forth are proposals of the Company. None of the proposals is related to or conditioned upon approval of any other proposal.



                                               Continued and to
                                                 be signed on
                                                 reverse side

                                                                     ANNEX A

                            1-800-FLOWERS.COM, INC.
                  2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN

                (as amended and restated as of October 22, 2009)

     1. Purposes.

     The purposes of the 2003 Long Term Incentive and Share Award Plan are to advance the interests of 1-800-Flowers.com, Inc. and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

     2. Definitions.

     For purposes of the Plan, the following terms shall be defined as set forth below:

               (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

               (b) "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

               (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

               (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

               (e) "Board" means the Board of Directors of the Company.

               (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

               (g) "Committee" means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an "outside director" within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

               (h)  "Company"  means  1-800-Flowers.com,   Inc.,  a  corporation
          organized under the laws of Delaware, or any successor corporation.

               (i) "Director" means a member of the Board who is not an employee of the Company, a subsidiary or an Affiliate.

               (j) "Dividend Equivalent" means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

               (k) "Eligible Person" means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee or consultant in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

               (m) "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date in question (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

               (n) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

               (o) "NQSO" means any Option that is not an ISO.

               (p) "Option" means a right, granted under Section 5(b), to purchase Shares.

               (q)  "Other  Share-Based  Award"  means a  right,  granted  under
          Section 5(h), that relates to or is valued by reference to Shares.

               (r) "Participant" means an Eligible Person who has been granted an Award under the Plan.

               (s) "Performance  Share" means a performance  share granted under
          Section 5(f).

               (t)  "Performance  Unit" means a  performance  unit granted under
          Section 5(f).

               (u) "Plan" means this 2003 Long Term Incentive and Share Award Plan.

               (v) "Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

               (w) "Restricted Share Unit" means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

               (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

               (y) "SAR" or "Share Appreciation Right" means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

               (z) "Shares" means common stock, $.01 par value per share, of the Company.

               (aa) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50(degree)s or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     3.       Administration.

     (a) Authority of the Committee. The Plan shall be administered by the committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

               (i) to select Eligible Persons to whom Awards may be granted;

               (ii) to designate Affiliates;

               (iii) to determine the type or types of Awards to be granted to each Eligible Person;

               (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

               (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

               (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person, provided that such deferral shall be intended to be in compliance with
          Section 409A of the Code;

               (vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

               (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

               (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

               (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

               (xi) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

               (xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible
Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any

Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions. Notwithstanding any provision of the Plan to the contrary, the Chief Executive Officer of the Company ("CEO") shall have the power and authority, subject to the terms and conditions of the Plan, to make awards under the Plan to employees or consultants who are not officers or directors of the Company for purposes of
Section 16(b) of the Exchange Act; provided, however, that the authority of the CEO to make such awards shall be subject to limitations as may be imposed from time to time by the Committee; provided further, however, that the resolution so authorizing the CEO to make the awards shall specify the total number of rights or options that the CEO may so award.

     (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     (d) Limitation on Committee's Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

     (e) No Option or SAR Repricing Without Shareholder Approval. Except as provided in the first sentence of Section 4(c) hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, Options and SARs issued under the Plan shall not be amended to lower their exercise price and Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

     4. Shares Subject to the Plan.

     (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be (i) 7,500,000 plus (ii) the number of Shares subject to awards granted prior to the Effective Date of this Plan under the Company's 1999 Stock Incentive Plan or the Company's 1997 Stock Option Plan which awards have been or are forfeited, canceled, terminated, surrendered, settled in cash or otherwise terminated without a distribution of Shares to the holder of the award; provided, however, that, subject to adjustment as provided in Section 4(c) hereof, no more than 7,500,000 Shares may be issued as ISOs under this Plan. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan and the number of Shares subject to Awards outstanding under the Plan, exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

     (b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000
Shares,  and  (ii)  with  respect  to  Performance  Shares,  Performance  Units,
Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 500,000 Shares during a calendar year to any Eligible Person under this Plan.

     (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under the Plan, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price, or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; provided further, however, that no adjustment shall be made pursuant to this Section 4(c) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that the Committee shall not have discretion to increase the amount of compensation payable under any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

     (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

     5. Specific Terms of Awards.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

     (b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

               (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

               (ii) Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

               (iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

               (iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not, limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary or to employees of an entity that is treated as the Company or a Subsidiary under the Code.

(c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

               (i) Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise, over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying option).

               (ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

               (i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

               (ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

               (iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

               (iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

               (i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

          (ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

          (i) Performance Period. The Committee shall determine a performance period (the "Performance Period") of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Shares; total shareholder return; earnings per share; earnings per share growth; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; earnings before interest, taxes, depreciation and amortization ("EBITDA"); EBITDA on a pre-bonus basis adjusted for the change in inventory for the Plan Year ("modified free cash flow"); free cash flow; revenues; revenue growth; expenses; operating profit margin; operating cash flow; gross profit margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor's 500 Stock Index. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

          (ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

          (iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, in the case of any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

          (iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units; provided further, however, that, in the case of any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code, any such waiver of restrictions or forfeiture conditions shall only be made under circumstances that do not cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

          (v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

     (h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

     6. Certain Provisions Applicable to Awards.

     (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

     (b) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant.

     (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any such deferral shall be intended to be in compliance with
Section 409A of the Code. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

     (d) Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

     (e) Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

     7. Change of Control Provisions.

     (a) Acceleration of Exercisability and Lapse of Restrictions. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Control, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the Change of Control so that the Shares subject to the Award will be entitled to participate in the Change of Control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the Shares subject to the Award will be entitled to participate in the Change of Control transaction.

     (b) Definition of Change of Control. For purposes of this Section 7, "Change of Control" shall mean:

          (i) a merger, consolidation or reorganization approved by the Company's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction;

          (ii) any stockholder-approved transfer or other disposition of all of substantially all of the Company's assets; or

          (iii) the acquisition after the Effective Date, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

     8.       General Provisions.

     (a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

     (b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's, consultant's or director's employment or service at any time.

     (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

     (d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that (i) any such amendment or alteration as it applies to ISOs shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required under Section 422 of the Code, and
(ii) any such amendment or alternation shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

     (e) No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

     (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

     (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

     (k) Effective Date; Plan Termination. The Plan became effective as of December 3, 2003 (the "Effective Date"). As originally adopted, the Plan was scheduled to terminate on December 3, 2013. However, so long as the Plan is approved by shareholders, the Plan shall terminate as to future awards on October 22, 2019.

     (l) Section 409A. Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

     (m) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                                                    ANNEX B

                             1-800-FLOWERS.COM, INC.
                    SECTION 16 EXECUTIVE OFFICERS BONUS PLAN

                (as amended and restated as of October 22, 2009)

     SECTION 1.    Purpose.
                   -------

     1-800-FLOWERS.COM, Inc. (the "Company") has established this Section 16 Executive Officers Bonus Plan (the "Plan") in order to provide the Company's
Section 16 executive officers with an opportunity to earn annual bonus compensation, contingent on the achievement of certain performance goals, as an incentive and reward for their leadership, ability and exceptional services. The Company intends that compensation payable under the Plan will constitute "qualified performance-based compensation" under Section 162(m) of the Code (as hereinafter defined), and the Plan shall be interpreted and construed in a manner consistent with such intent.

     SECTION 2.    Definitions.
                   -----------

     2.1. "Award" means the amount of cash bonus compensation to which an Eligible Employee is entitled for each Plan Year as determined by the Committee pursuant to Sections 4 and 5 of the Plan.

     2.2. "Code" means the Internal Revenue Code of 1986, as amended, including applicable regulations thereunder.

     2.3. "Committee" means the Compensation Committee of the Company's Board of Directors (the "Board") consisting of not less than two persons who, to the extent required to satisfy the exception for performance-based compensation under Section 162(m) of the Code are "outside directors" within the meaning of such section. The members of the Committee shall serve at the pleasure of the Board.

     2.4. "Determination Date" means the day not later than the 90th day of a Plan Year or such other date by which the Committee may establish performance goals for a Plan Year without causing an Award to be treated as other than performance-based compensation within the meaning of Section 162(m) of the Code.

     2.5. "Eligible Employee" means any Section 16 executive officer of the Company.

     2.6. "Plan Year" means the Company's fiscal year or such other period established by the Committee.

     SECTION 3.    Administration.
                   --------------

     The Plan shall be administered by the Committee. The Committee shall have the authority to establish performance goals for the awarding of Awards for each Plan Year, to determine the Eligible Employees to whom Awards are to be made for each Plan Year; to determine whether performance goals for each Plan Year have been achieved; to authorize payment of Awards under the Plan, including determining the form and timing of payment and any conditions (such as further service requirements) that will apply to such payment; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; and to interpret the terms and provisions of the Plan. All determinations made by the Committee with respect to the Plan and Awards thereunder shall be final and binding on all persons, including the Company and all Eligible Employees.

     SECTION 4.        Determination of Awards.
                       -----------------------

     The amount of an Award for any Plan Year shall be an amount not greater than $2,000,000, which amount shall be determined based on the achievement of one or more performance goals established by the Committee with respect to the Eligible Employee. Performance goals may vary from Eligible Employee to Eligible Employee and shall be based upon such one or more of the following performance criteria as the Committee may deem appropriate: appreciation in share value; total shareholder return; earnings per share; earnings per share growth; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; earnings before interest, taxes, depreciation and amortization ("EBITDA"); EBITDA on a pre-bonus basis adjusted for the change in inventory for the Plan Year ("modified free cash flow"); free cash flow; revenues; revenue growth; expenses; operating profit margin; operating cash flow; gross profit margin or net profit margin. Performance goals may be expressed as absolute goals, goals compared to past performance, goals compared to the performance of a published or special index or benchmark deemed applicable by the Committee, or otherwise as determined by the Committee. The performance goals may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. No later than the Determination Date, the Committee shall establish (i) the Eligible Employees who shall be eligible for an Award for such Plan Year, (ii) the performance goals for such Plan Year and (iii) the corresponding Award amounts payable under the Plan upon achievement of such performance goals and satisfaction of other conditions under the Plan or specified by the Committee. So long as an Award is fully contingent upon a measure of performance as specified in this Section 4, the Committee may consider other measures of performance or other circumstances in its exercise of discretion ("negative discretion") to reduce the final Award. The Committee may specify at the time an Award opportunity is authorized or at any other time such other performance measures or other terms upon which it will exercise negative discretion.

     SECTION 5.    Payment of Award.
                   ----------------

     Unless otherwise determined by the Committee at the time the terms of the Award are originally established, an Award (if any) to any Eligible Employee for a Plan Year shall be paid after the end of the Plan Year and on or prior to the fifteenth day of the third month following the end of the Plan Year, provided, however, that the Committee shall have first certified in writing (i) that the applicable performance goal or goals with respect to such Eligible Employee for such Plan Year were satisfied and the level of attainment of such goals, (ii) that all other material terms (if any) upon which payment of the Award is conditioned were satisfied and (iii) the amount of each such Eligible Employee's Award. The Committee, unless it determines otherwise, may exercise discretion to decrease the amount otherwise payable under an Award by reason of the applicable performance goals having been achieved. If an Eligible Employee dies after the end of a Plan Year but before receiving payment of any Award, the amount of such Award (determined as set forth herein) shall be paid to a designated beneficiary or, if no beneficiary has been designated, to the Eligible Employee's estate, in the form of a lump sum payment at the time set forth above for payment of Awards. Notwithstanding the foregoing, the Committee may determine, by separate employment agreement with any Eligible Employee or otherwise, that all or a portion of an Award for a Plan Year shall be payable to the Eligible Employee upon the Eligible Employee's death or disability or upon a change of control of the Company, during the Plan Year.

     SECTION 6.    Non-transferability.
                   -------------------

     No Award or rights under this Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

     SECTION 7.    Amendments and Termination.
                   --------------------------

     The Board may terminate the Plan at any time and may amend it from time to time, provided, however, that no termination or amendment of the Plan shall materially and adversely affect the rights of an Eligible Employee or a beneficiary with respect to a previously certified Award except with the written consent of such Eligible Employee or beneficiary. Amendments to the Plan may be made without shareholder approval except as required to satisfy Section 162(m) of the Code.

     SECTION 8.    General Provisions.
                   ------------------

     8.1. Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan or any Award hereunder shall confer upon an Eligible Employee any right to continued employment.

     8.2. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     8.3. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, the authorization of Awards and performance goals in recognition of unusual or nonrecurring events, including stock splits, stock dividends, reorganizations, mergers, consolidations, large, special and non-recurring dividends, and acquisitions and dispositions of businesses and assets, affecting the Company and its subsidiaries or any business unit thereof, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence or exercise of such authority would cause an Award hereunder to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

     8.4 The Company may deduct from any payment in settlement of an Award or other payment to an Eligible Employee any Federal, state, or local withholding or other tax or charge which the Company is then required to deduct under applicable law with respect to the Award.

     8.5 The validity, construction, and effect of the Plan and any rules and regulations or document hereunder shall be determined in accordance with the laws (including those governing contracts) of State of New York, without giving effect to principles of conflict of laws thereof.

     8.6 Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on an Eligible Employee by Section 409A of the Code or any damages for failing to comply with
Section 409A of the Code.

     SECTION 9.    Effective Date of Plan.
                   ----------------------

     The Plan originally became effective as of June 30, 2003 and was approved by the shareholders of the Company. The Plan was amended and restated on October 22, 2009, subject to shareholder approval. To the extent required to comply with
Section 162(m) of the Code and determined by the Board to be appropriate, the Plan shall be submitted to shareholders for reapproval no later than the first meeting of shareholders of the Company that occurs in 2014.